                                            FILED PURSUANT TO RULE NO. 424(b)(2)
                                            REGISTRATION NO. 333-4012



PROSPECTUS SUPPLEMENT
(To Prospectus dated May 16, 1997)

                                $1,000,000,000
                            FIRST DATA CORPORATION

LOGO
                          MEDIUM-TERM NOTES, SERIES D
                       DUE FROM NINE MONTHS TO 30 YEARS
                              FROM DATE OF ISSUE
                              ------------------
  First Data Corporation (the "Company") may offer from time to time its Medium-Term Notes, Series D (the "Notes"), having an aggregate initial offering price not to exceed $1,000,000,000, subject to reduction under certain circumstances as a result of the sale of other Securities of the Company under the Prospectus to which this Prospectus Supplement relates. The Notes will be offered in varying maturities from nine months to 30 years from their date of issue and may be subject to redemption at the option of the Company or repayment at the option of the Holder (as defined in the accompanying Prospectus), in each case, in whole or in part prior to the maturity date (as further defined below, the "Stated Maturity") thereof as specified in a Pricing Supplement to this Prospectus Supplement (a "Pricing Supplement"). Each Note will be denominated in U.S. dollars. The Notes may be issued as "Original Issue Discount Notes," "Amortizing Notes" or "Reset
Notes." See "Description of Notes." (Continued on next page)
                              ------------------
 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURI-
   TIES AND EXCHANGE COMMISSION  OR ANY STATE  SECURITIES COMMISSION PASSED
    UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT, ANY PRIC-
     ING SUPPLEMENT HERETO OR  THE PROSPECTUS. ANY REPRESENTATION  TO THE
      CONTRARY IS A CRIMINAL OFFENSE.
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                       Price to       Agent's Commission      Proceeds to
                                       Public(1)        or Discount(2)       Company(2)(3)
-------------------------------------------------------------------------------------------
Per Note.........................        100%             .125%-.750%       99.250%-99.875%
-------------------------------------------------------------------------------------------
                                                          $1,250,000-        $992,500,000-
Total............................   $1,000,000,000        $7,500,000         $998,750,000

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
(1) Unless otherwise indicated in the applicable Pricing Supplement, Notes will be sold at 100% of their principal amount.
(2) The Company will pay Lehman Brothers, Lehman Brothers Inc., Chase Securities Inc. and Salomon Brothers Inc (each an "Agent," and, collectively, the "Agents") a commission ranging from .125% to .750% of the principal amount of any Note, depending on its Stated Maturity, sold through such Agent. Any Agent, acting as principal, may also purchase
    Notes at a discount for resale to one or more investors or one or more broker-dealers (acting as principal for purposes of resale) at varying prices related to prevailing market prices at the time of resale, as determined by such Agent, or, if so agreed, at a fixed public offering price. The Company has agreed to reimburse the Agents for certain expenses. The Company has agreed to indemnify the Agents against certain liabilities, including liabilities under applicable federal and state securities laws.
(3) Before deducting offering expenses payable by the Company estimated at $538,273.
                              ------------------
  The Notes are offered on a continuing basis by the Company through the Agents, each of which has agreed to use its reasonable best efforts to solicit offers to purchase the Notes. The Company has reserved the right to sell Notes directly to investors on its own behalf, and on such sales no commissions will be paid. The Notes will not be listed on any securities exchange, and there can be no assurance that the Notes will be sold or that there will be a secondary market for the Notes. The Company reserves the right to withdraw, cancel or modify the offer made hereby without notice. The Company or the
Agent that solicits an offer to purchase may reject any such offer to purchase Notes in whole or in part. See "Supplemental Plan of Distribution."
                              ------------------
LEHMAN BROTHERS
                    CHASE SECURITIES INC.
                                                           SALOMON BROTHERS INC
May 16, 1997

(continued from preceding page)

  Each Note will bear interest at a fixed rate (a "Fixed Rate Note"), which may be zero in the case of certain Notes issued at a price representing a discount from the principal amount payable at maturity (a "Zero-Coupon Note"), or at a variable rate (a "Floating Rate Note") determined by reference to the Commercial Paper Rate, CD Rate, CMT Rate, Federal Funds Rate, 11th District Cost of Funds Rate, Kenny Rate, LIBOR, Prime Rate or Treasury Rate or such other interest rate formula (the "Interest Rate Basis") as may be specified in the applicable Pricing Supplement, as adjusted by a Spread and/or Spread Multiplier, if any, applicable to such Notes. See "Description of Notes." Unless otherwise specified in the applicable Pricing Supplement, interest on Fixed Rate Notes and, in the case of Fixed Rate Amortizing Notes, interest and principal, will be payable semi-annually on each January 15 and July 15 (each an "Interest Payment Date" with respect to such Fixed Rate Notes) and at Maturity (as defined below under "Description of Notes--Interest and Interest Rates"). Interest on Floating Rate Notes and, in the case of Floating Rate Amortizing Notes, interest and principal, will be payable on the dates specified in the applicable Pricing Supplement (each an "Interest Payment Date" with respect to such Floating Rate Notes) and at Maturity.

  Each Note will be represented by either a global security (a "Book-Entry Note") registered in the name of a nominee of The Depository Trust Company ("DTC") or other depositary (DTC or such other depositary as is specified in the applicable Pricing Supplement is referred to herein as the "Depositary"), or a certificate issued in definitive form (a "Certificated Note"), as specified in the applicable Pricing Supplement. Beneficial interests in Book-Entry Notes will be shown on, and transfers thereof will be effected only through, records maintained by the Depositary and its participants. Owners of beneficial interests in Book-Entry Notes will be entitled to physical delivery of Certificated Notes only under the limited circumstances described herein. See "Description of Notes--Book-Entry System." Unless otherwise specified in the applicable Pricing Supplement, Notes will be issued in denominations of $100,000 and integral multiples of $1,000 in excess thereof.

  IN CONNECTION WITH CERTAIN OFFERS OR SALES OF NOTES, CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE NOTES. SUCH TRANSACTIONS MAY INCLUDE BIDS OR PURCHASES FOR THE PURPOSE OF PEGGING, FIXING OR MAINTAINING THE PRICE OF THE NOTES AND THE PURCHASE OF NOTES TO COVER SYNDICATE SHORT POSITIONS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "SUPPLEMENTAL PLAN OF DISTRIBUTION."

                               ----------------

                             DESCRIPTION OF NOTES

  THE FOLLOWING DESCRIPTION OF THE PARTICULAR TERMS OF THE NOTES OFFERED HEREBY SUPPLEMENTS AND, TO THE EXTENT INCONSISTENT THEREWITH REPLACES, THE DESCRIPTION OF THE GENERAL TERMS AND PROVISIONS OF THE SENIOR SECURITIES (AS DEFINED IN THE ACCOMPANYING PROSPECTUS) SET FORTH UNDER THE HEADING "DESCRIPTION OF DEBT SECURITIES" IN THE ACCOMPANYING PROSPECTUS, TO WHICH DESCRIPTION REFERENCE IS HEREBY MADE. THE PROVISIONS OF THE NOTES SUMMARIZED HEREIN WILL APPLY TO EACH NOTE UNLESS OTHERWISE SPECIFIED IN THE APPLICABLE PRICING SUPPLEMENT. CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS SPECIFIED IN THE ACCOMPANYING PROSPECTUS AND/OR THE SENIOR INDENTURE (AS DEFINED IN THE ACCOMPANYING PROSPECTUS).

GENERAL

  The Notes offered hereby will be issued under the Senior Indenture referred to in the accompanying Prospectus. The summary contained herein of certain provisions of the Notes is subject to and is qualified in its entirety by reference to the provisions of the Senior Indenture and the forms of Notes, each of which has been filed as an exhibit to the Registration Statement (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Notes, to which exhibits reference is hereby made.

  The Notes constitute a single series for purposes of the Senior Indenture and are limited to an aggregate initial offering price of $1,000,000,000. The Notes will be denominated in U.S. dollars, and payments of principal of, premium, if any, and any interest on the Notes will be made in U.S. dollars. Currency amounts in this Prospectus Supplement, the accompanying Prospectus and any Pricing Supplement are stated in United States dollars ("$", "dollars" or "U.S. $").

  The Notes will constitute unsecured and unsubordinated indebtedness of the Company and will rank on a parity with the Company's other unsecured and unsubordinated indebtedness.

  The Notes are offered on a continuing basis and will mature on a day from nine months to 30 years from their date of issue, as selected by the initial purchaser and agreed to by the Company, and may be subject to redemption at the option of the Company or repayment at the option of the Holder prior to Stated Maturity. See "Redemption and Repayment" below. Interest rates offered by the Company with respect to the Notes may differ depending upon, among other things, the aggregate principal amount of the Notes purchased in any single transaction.

  Each Note will be issued initially as either a Book-Entry Note or a Certificated Note. Except as set forth under "Book-Entry System" below and in the accompanying Prospectus, Book-Entry Notes will not be issuable in certificated form. Unless otherwise specified in the applicable Pricing Supplement, Notes will be issued in denominations of $100,000 and integral multiples of $1,000 in excess thereof.

  Payments of interest and principal (and premium, if any) to Beneficial Owners (as defined below under "Book-Entry System") of Book-Entry Notes are expected to be made in accordance with the Depositary's and its participants' procedures in effect from time to time as described below under "Book-Entry System."

  Payments of interest and, in the case of Amortizing Notes, principal with respect to any Certificated Note (other than interest and, in the case of Amortizing Notes, principal payable at Stated Maturity) will be made by mailing a check to the Holder at the address of the Holder appearing in the Security Register (as defined in the Senior Indenture) for the Notes on the applicable Regular Record Date (as defined below). Notwithstanding the foregoing, at the option of the Company, all payments of interest and, in the case of Amortizing Notes, principal on the Notes may be made by wire transfer of immediately available funds to an account designated by each Holder at a bank located in the United States. Payment of the principal of (and premium, if any) and interest due with respect to any Certificated Note at Maturity will be made in immediately available funds upon surrender of such Note accompanied by wire transfer instructions at the principal office of the Trustee (as defined in the accompanying Prospectus) in the Borough of Manhattan, The City of New York, provided that the Certificated Note is presented to the Trustee in time for the Trustee to make such payment in such funds in accordance with its normal procedures.

  Notwithstanding anything in this Prospectus Supplement to the contrary, unless otherwise specified in the applicable Pricing Supplement, if a Note is an Original Issue Discount Note, the amount payable on such Note in the event the principal amount thereof is declared to be due and payable immediately as described in the accompanying Prospectus under "Description of Debt Securities--Events of Default" or in the event of redemption or repayment thereof prior to its Stated Maturity, in lieu of the principal amount due at the Stated Maturity thereof, will be the Amortized Face Amount of such Note as of the date of declaration, redemption or repayment, as the case may be. The "Amortized Face Amount" of an Original Issue Discount Note will be the amount equal to (i) the principal amount of such Note multiplied by the Issue Price (as defined below) specified in the applicable Pricing Supplement plus (ii) the portion of the difference between the dollar amount determined pursuant to the preceding clause (i) and the principal amount of such Note that has accreted at the yield to maturity specified in the applicable Pricing Supplement (computed in accordance with generally accepted United States bond yield computation principles) to such date of declaration, redemption or repayment, but in no event will the Amortized Face Amount of an Original Issue Discount Note exceed its principal amount.

  The Pricing Supplement relating to each Note will describe, among other things, the following items: (i) the price (expressed as a percentage of the aggregate principal amount thereof) at which such Note will be issued (the "Issue Price"); (ii) the date on which such Note will be issued (the "Original Issue Date"); (iii) the date on which such Note will mature (the "Stated Maturity") and whether the Stated Maturity may be extended by the Company, and if so, the Extension Periods and the Final Maturity Date (each as defined below under "Extension of Maturity"); (iv) whether such Note is a Fixed Rate Note or a Floating Rate Note; (v) if such Note is a Fixed Rate Note, the rate per annum at which such Note will bear interest, if any, the Interest Payment Date or Dates, if different from those set forth below under "Fixed Rate Notes" and whether such rate may be changed by the Company prior to Stated Maturity; (vi) if such Note is a Floating Rate Note, the Initial Interest Rate, the Interest Rate Basis, the Interest Reset Dates, the Interest Payment Dates, the Index Maturity, the maximum interest rate, if any, the minimum interest rate, if any, the Spread, if any, the Spread Multiplier, if any (all as defined herein), and any other terms relating to the particular method of calculating the interest rate for such Note, and whether any such Spread and/or Spread Multiplier may be changed by the Company prior to Stated Maturity; (vii) whether such Note is an Original Issue Discount Note, and if so, the yield to maturity; (viii) whether such Note is an Amortizing Note (as defined below under "Amortizing Notes"), and if so, the basis or formula for the amortization of principal and/or interest and the payment dates for such periodic principal payments; (ix) the regular record date or dates for determining the person entitled to receive payments of interest, principal and premium, if any (a "Regular Record Date"), if other than as set forth below;
(x) whether such Note may be redeemed at the option of the Company, or repaid at the option of the Holder, prior to Stated Maturity and, if so, the provisions relating to such redemption or repayment; (xi) any sinking fund or other mandatory redemption provisions with respect to such Note; (xii) whether such Note will be issued initially as a Book-Entry Note or a Certificated Note; and (xiii) any other terms of such Note not inconsistent with the provisions of the Senior Indenture.

  Certificated Notes may be presented for registration of transfer or exchange at the Corporate Trust Office of the Trustee in the Borough of Manhattan, The City of New York.

  All percentages resulting from any calculation with respect to any Notes will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or
 .0987655)), and all dollar amounts used in or resulting from such calculation on any Notes will be rounded to the nearest cent with one-half cent being rounded upward.

  As used herein, "Business Day" means, unless otherwise specified in the applicable Pricing Supplement, any Monday, Tuesday, Wednesday, Thursday or Friday that in The City of New York is not a day on which banking institutions are authorized or obligated by law, regulation or executive order to close and, with respect to Notes as to which LIBOR (as defined below under "Floating Rate Notes--LIBOR Notes") is the applicable Interest Rate Basis is also a London Business Day. As used herein, "London Business Day" means any day (a) if the Designated LIBOR Currency (as defined below under "Floating Rate Notes--LIBOR Notes") is other than the ECU, on which dealings in deposits in such Designated LIBOR Currency are transacted in the London interbank market or (b) if the Designated LIBOR Currency is the ECU, that is not designated as an ECU Non-Settlement Day by the ECU Banking Association in Paris or otherwise generally regarded in the ECU interbank market as a day on which payments on ECUs will not be made.

  The Notes are referred to in the accompanying Prospectus as "Debt Securities" or the "Senior Securities." For a description of the rights attaching to different series of Senior Securities under the Senior Indenture, see "Description of Debt Securities" in the Prospectus. Unless otherwise specified in the applicable Pricing Supplement, the Notes will have the terms described below.

INTEREST AND INTEREST RATES

  Unless otherwise specified in the applicable Pricing Supplement, each Note (other than a Zero-Coupon Note) will bear interest from and including its Original Issue Date or from and including the most recent Interest Payment Date to which interest on such Note has been paid or duly provided for at a fixed rate per annum or at a rate per annum determined pursuant to an Interest Rate Basis, stated therein and in the applicable Pricing Supplement, that may be adjusted by a Spread and/or Spread Multiplier, until the principal thereof is paid or made available for payment. Unless otherwise specified in the applicable Pricing Supplement, interest will be payable on each Interest Payment Date and at Maturity. "Maturity" means the date on which the principal of a Note or an installment of principal becomes due and payable in accordance with its terms and the terms of the Senior Indenture, whether at Stated Maturity, upon acceleration, redemption, repayment or otherwise. Interest (other than defaulted interest which may be paid to the Holder on a special record date) will be payable to the Holder at the close of business on the Regular Record Date next preceding an Interest Payment Date; provided, however, that the first payment of interest on any Note originally issued between a Regular Record Date and the next Interest Payment Date will be made on the Interest Payment Date following the next succeeding Regular Record Date to the Holder on such next succeeding Regular Record Date.

  Interest rates, interest rate formulae and other variable terms of the Notes are subject to change by the Company from time to time, but no such change will affect any Note already issued or as to which an offer to purchase has been accepted by the Company. Unless otherwise specified in the applicable Pricing Supplement, the Interest Payment Dates and the Regular Record Dates for Fixed Rate Notes will be as described below under "Fixed Rate Notes." The Interest Payment Dates for Floating Rate Notes will be as specified in the applicable Pricing Supplement, and unless otherwise specified in the applicable Pricing Supplement, each Regular Record Date for a Floating Rate Note will be the fifteenth day (whether or not a Business Day) preceding each Interest Payment Date.

  Each Note (other than a Zero-Coupon Note) will bear interest at either (a) a fixed rate or (b) a floating rate determined by reference to an Interest Rate Basis which may be adjusted by a Spread and/or Spread Multiplier. Any Floating Rate Note may also have either or both of the following: (i) a maximum interest rate, or ceiling, on the rate of interest which may accrue during any interest period, and (ii) a minimum interest rate, or floor, on the rate of interest which may accrue during any interest period. The applicable Pricing Supplement relating to each Note will designate either a fixed rate of interest per annum on the applicable Fixed Rate Note or one or more of the following Interest Rate Bases as applicable to the relevant Floating Rate Note: (a) the Commercial Paper Rate, in which case such Note will be a "Commercial Paper Rate Note," (b) the CD Rate, in which case such Note will be a "CD Rate Note," (c) the CMT Rate, in which case such Note will be a "CMT Rate Note," (d) the Federal Funds Rate, in which case such Note will be a "Federal Funds Rate Note," (e) the 11th District Cost of Funds Rate, in which case such Note will be an "11th District Cost of Funds Rate Note," (f) the Kenny Rate, in which case such Note will be a "Kenny Rate Note," (g) LIBOR, in which case such Note will be a "LIBOR Note," (h) the Prime Rate, in which case such Note will be a "Prime Rate Note," (i) the Treasury Rate, in which case such Note will be a "Treasury Rate Note," or (j) such other Interest Rate Basis or formula as may be specified in such Pricing Supplement.

  Notwithstanding the determination of the interest rate as provided below, the interest rate on the Notes for any interest period shall not be greater than the maximum interest rate, if any, or less than the minimum interest rate, if any, specified in the applicable Pricing Supplement. The interest rate on the Notes will in no event be higher than the maximum rate permitted by New York or other applicable law, as the same may be modified by United States law of general application. Under present New York law, the maximum rate of interest, subject to certain exceptions, for any loan under $250,000 is 16% and for any loan in the amount of $250,000 or more but less than $2,500,000 is 25% per annum on a simple interest basis. These limits do not apply to loans of $2,500,000 or more.

FIXED RATE NOTES

  Unless otherwise specified in the applicable Pricing Supplement, each Fixed Rate Note (other than a Zero-Coupon Note) will accrue interest from and including its Original Issue Date at the annual rate stated on the face thereof, as specified in the applicable Pricing Supplement. Unless otherwise specified in the applicable Pricing Supplement, payments of interest on any Fixed Rate Note with respect to any Interest Payment Date or Maturity will include interest accrued from and including the Original Issue Date, or from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, to but excluding such Interest Payment Date or Maturity. Fixed Rate Notes may bear one or more annual rates of interest during the periods or under the circumstances specified therein and in the applicable Pricing Supplement. Unless otherwise specified in the applicable Pricing Supplement, interest on Fixed Rate Notes will be computed and paid on the basis of a 360-day year of twelve 30-day months.

  Unless otherwise specified in the applicable Pricing Supplement, the Interest Payment Dates for Fixed Rate Notes, including Fixed Rate Amortizing Notes, will be semi-annually on each January 15 and July 15 and the Regular Record Dates will be each January 1 and July 1 (whether or not a Business
Day). In the case of Fixed Rate Amortizing Notes, Interest Payment Dates may be quarterly on each January 15, April 15, July 15 and October 15 if specified in the applicable Pricing Supplement, and the Regular Record Dates will be each January 1, April 1, July 1 and October 1 (whether or not a Business Day) next preceding each such Interest Payment Date. If the Interest Payment Date or Maturity for any Fixed Rate Note is not a Business Day, all payments to be made on such day with respect to such Note will be made on the next day that is a Business Day with the same force and effect as if made on the due date, and no additional interest will be payable on the date of payment for the period from and after the due date as a result of such delayed payment.

  Unless otherwise specified in the applicable Pricing Supplement, payments with respect to Fixed Rate Amortizing Notes will be applied first to interest due and payable thereon and then to the reduction of the unpaid principal amount thereof. A table setting forth repayment information in respect of each Fixed Rate Amortizing Note will be provided to the original purchaser of such Note and will be available, upon request, to subsequent Holders.

FLOATING RATE NOTES

  The interest rate on each Floating Rate Note will be equal to the interest rate calculated by reference to the specified Interest Rate Basis (i) plus or minus the Spread, if any, and/or (ii) multiplied by the Spread Multiplier, if any. The "Spread" is the number of basis points (one basis point equals one-hundredth of a percentage point) specified in the applicable Pricing Supplement as being applicable to such Note, and the "Spread Multiplier" is the percentage specified in the applicable Pricing Supplement as being applicable to such Note. The applicable Pricing Supplement will specify the Interest Rate Basis and the Spread and/or Spread Multiplier, if any, and the maximum or minimum interest rate, if any, applicable to each Floating Rate Note. In addition, such Pricing Supplement will contain particulars as to the Calculation Agent (unless otherwise specified in the applicable Pricing Supplement, Norwest Bank Minnesota, National Association (in such capacity, the "Calculation Agent")), Index Maturity, Original Issue Date, the interest rate in effect for the period from the Original Issue Date to the first Interest Reset Date specified in the applicable Pricing Supplement (the "Initial Interest Rate"), Interest Determination Dates, Interest Payment Dates, Regular Record Dates, and Interest Reset Dates with respect to such Note.

  Except as provided below or in the applicable Pricing Supplement, the Interest Payment Dates for Floating Rate Notes, including Floating Rate Amortizing Notes, will be (i) in the case of Floating Rate Notes that reset daily, weekly or monthly, the third Wednesday of each month or the third Wednesday of March, June, September and December of each year, as specified on the face thereof and in the applicable Pricing Supplement; (ii) in the case of Floating Rate Notes that reset quarterly, the third Wednesday of March, June, September and December of each year as specified on the face thereof and in the applicable Pricing Supplement; (iii) in the case of Floating Rate Notes that reset semiannually, the third Wednesday of each of two months of each year, as specified on the face thereof and in the applicable Pricing Supplement; and (iv) in the case of Floating Rate Notes that reset annually, the third Wednesday of one month of each year, as specified on the face thereof and in the applicable Pricing Supplement and, in each case, at Maturity. If any Interest Payment Date, other than Maturity, for any Floating Rate Note is not a Business Day for such Floating Rate Note, such Interest Payment Date will be postponed to the next day that is a Business Day for such Floating Rate Note, except that in the case of a LIBOR Note, if such Business Day for such Floating Rate Note is in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding London Business Day. If the Maturity for any Floating Rate Note falls on a day that is not a Business Day, all payments to be made on such day with respect to such Note will be made on the next day that is a Business Day with the same force and effect as if made on the due date, and no additional interest will be payable on the date of payment for the period from and after the due date as a result of such delayed payment.

  The rate of interest on each Floating Rate Note will be reset daily, weekly, monthly, quarterly, semiannually or annually (such period being the "Reset Period" for such Note, and the first day of each Reset Period being an "Interest Reset Date"), as specified in the applicable Pricing Supplement. Unless otherwise specified in the applicable Pricing Supplement, the Interest Reset Date will be, in the case of Floating Rate Notes which reset daily, each Business Day for such Floating Rate Note; in the case of Floating Rate Notes (other than Treasury Rate Notes) which reset weekly, the Wednesday of each week; in the case of Treasury Rate Notes which reset weekly, the Tuesday of each week, except as provided below; in the case of Floating Rate Notes which reset monthly, the third Wednesday of each month (with the exception of monthly reset 11th District Cost of Funds Rate Notes, which will reset on the first calendar day of the month); in the case of Floating Rate Notes which reset quarterly, the third Wednesday of each March, June, September and December; in the case of Floating Rate Notes which reset semiannually, the third Wednesday of each of two months of each year, as specified in the applicable Pricing Supplement; and in the case of Floating Rate Notes which reset annually, the third Wednesday of one month of each year, as specified in the applicable Pricing Supplement; provided, however, that the interest rate in effect from the Original Issue Date to but excluding the first Interest Reset Date with respect to a Floating Rate Note will be the Initial Interest Rate (as specified in the applicable Pricing Supplement). If any Interest Reset Date for any Floating Rate Note is not a Business Day for such Floating Rate Note, such Interest Reset Date will be postponed to the next day that is a Business Day for such Floating Rate Note, except that in the case of a LIBOR Note, if such Business Day is in the next succeeding calendar month, such Interest Reset Date will be the immediately preceding London Business Day. Each adjusted rate will be applicable on and after the Interest Reset Date to which it relates to but excluding the next succeeding Interest Reset Date or until Maturity.

  The interest rate for each Reset Period will be the rate determined by the Calculation Agent on the Calculation Date (as defined below) pertaining to the Interest Determination Date pertaining to the Interest Reset Date for such Reset Period. Unless otherwise specified in the applicable Pricing Supplement, the "Interest Determination Date" pertaining to an Interest Reset Date for (a) a Commercial Paper Rate Note (the "Commercial Paper Interest Determination Date"), (b) a CD Rate Note (the "CD Interest Determination Date"), (c) a CMT Rate Note (the "CMT Interest Determination Date"), (d) a Federal Funds Rate Note (the "Federal Funds Interest Determination Date"), (e) a Kenny Rate Note (the "Kenny Rate Interest Determination Date") or (f) a Prime Rate Note (the "Prime Interest Determination Date") will be the second Business Day prior to such Interest Reset Date. Unless otherwise specified in the applicable Pricing Supplement, the Interest Determination Date pertaining to an Interest Reset Date for the 11th District Cost of Funds Rate Note (the "11th District Interest Determination Date") will be the last Business Day of the month immediately preceding such Interest Reset Date on which the Federal Home Loan Bank of San Francisco (the "FHLB of San Francisco") publishes the Index (as defined below under "11th District Cost of Funds Rate Notes"). Unless otherwise specified in the applicable Pricing Supplement, the Interest Determination Date pertaining to an Interest Reset Date for a LIBOR Note (the "LIBOR Interest Determination Date") will be the second London Business Day immediately preceding each Interest Reset Date. Unless otherwise specified in the applicable Pricing Supplement, the Interest Determination Date pertaining to an Interest Reset Date for a Treasury Rate Note (the "Treasury Interest Determination Date") will be the day of the week in which such Interest Reset Date falls on which Treasury bills would normally be auctioned. Treasury bills are usually sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on the following Tuesday, except that such auction may be held on the preceding Friday. If an auction is so held on the preceding Friday, such Friday will be the Treasury Interest Determination Date pertaining to the Reset Period commencing in the next succeeding week. If an auction date falls on any Interest Reset Date for a Treasury Rate Note, then such Interest Reset Date will instead be the first Business Day immediately following such auction date. Unless otherwise specified in the applicable Pricing Supplement, the "Calculation Date" pertaining to any Interest Determination Date will be the earlier of (i) the tenth calendar day after the Interest Determination Date or, if such day is not a Business Day, the next day that is a Business Day, or (ii) the Business Day preceding the applicable Interest Payment Date or Maturity, as the case may be.

  "Index Maturity" means, with respect to a Floating Rate Note, the period to maturity of the instrument or obligation on which the interest rate formula is based, as specified in the applicable Pricing Supplement.

  Unless otherwise specified in the applicable Pricing Supplement, payments with respect to Floating Rate Amortizing Notes will be applied first to interest due and payable thereon and then to the reduction of the unpaid principal amount thereof. A table setting forth repayment information in respect of each Floating Rate Amortizing Note will be provided to the original purchaser of such Note and will be available, upon request, to subsequent Holders.

  Unless otherwise specified in the applicable Pricing Supplement, each Floating Rate Note will accrue interest from and including its Original Issue Date at the rate determined as provided in such Note and as specified in the applicable Pricing Supplement. Unless otherwise specified in the applicable Pricing Supplement, payments of interest on any Floating Rate Note with respect to any Interest Payment Date will include interest accrued from and including the Original Issue Date, or from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, to but excluding the Interest Payment Date or Maturity. With respect to Floating Rate Notes, accrued interest is calculated by multiplying the face amount of a Note by an accrued interest factor. This accrued interest factor is computed by adding the interest factors calculated for each day from and including the Original Issue Date, or from and including the last date to which interest has been paid or duly provided for, to but excluding the date for which accrued interest is being calculated. The interest factor for each such day (unless otherwise specified) is computed by dividing the interest rate applicable to such day by 360, in the case of Commercial Paper Rate Notes, CD Rate Notes, Federal Funds Rate Notes, 11th District Cost of Funds Rate Notes, LIBOR Notes and Prime Rate Notes or by the actual number of days in the year, in the case of CMT Rate Notes or Treasury Rate Notes, or by 365 days in the case of Kenny Rate Notes.

  The Calculation Agent will calculate the interest rate on the Floating Rate Notes, as provided below. The Calculation Agent will, upon the request of the Holder of any Floating Rate Note, provide the interest rate then in effect and, if then determined, the interest rate which will become effective as a result of a determination made with respect to the most recent Interest Determination Date with respect to such Note. For purposes of calculating the rate of interest payable on Floating Rate Notes, the Company has entered into or will enter into an agreement with the Calculation Agent. The Calculation Agent's determination of any interest rate shall be final and binding in the absence of manifest error.

 Commercial Paper Rate Notes

  Each Commercial Paper Rate Note will bear interest at the interest rate (calculated with reference to the Commercial Paper Rate and the Spread and/or Spread Multiplier, if any) specified in the Commercial Paper Rate Note and in the applicable Pricing Supplement.

  Unless otherwise specified in the applicable Pricing Supplement, "Commercial Paper Rate" means, with respect to any Commercial Paper Interest Determination Date, the Money Market Yield (calculated as described below) of the rate on such date for commercial paper having the Index Maturity specified in the applicable Pricing Supplement as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates" or any successor publication of the Board of Govenors ("H.15(519)") under the heading "Commercial Paper." In the event that such rate is not published prior to 9:00 A.M., New York City time, on the Calculation Date pertaining to such Commercial Paper Interest Determination Date, then the Commercial Paper Rate with respect to such Commercial Paper Interest Determination Date will be the Money Market Yield of the rate on such Commercial Paper Interest Determination Date for commercial paper having the Index Maturity specified in the applicable Pricing Supplement as published by the Federal Reserve Bank of New York in its daily statistical release "Composite 3:30 P.M. Quotations for U.S. Government Securities" or any successor publication ("Composite Quotations") under the heading "Commercial Paper." If by 3:00 P.M., New York City time, on such on such Calculation Date such rate is not published in either H.15(519) or Composite Quotations, then the Commercial Paper Rate with respect to such Commercial Paper Interest Determination Date will be calculated by the Calculation Agent and will be the Money Market Yield of the arithmetic mean of the offered rates (quoted on a bank discount basis) as of 11:00 A.M., New York City time, on such Commercial Paper Interest Determination Date of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for commercial paper having the Index Maturity specified in the applicable Pricing Supplement placed for an industrial issuer whose bond rating is "AA," or the equivalent, from a nationally recognized securities rating agency; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Commercial Paper Rate with respect to such Commercial Paper Interest Determination Date will be the Commercial Paper Rate in effect immediately prior to such Commercial Paper Interest Determination Date.

  "Money Market Yield" will be a yield (expressed as a percentage rounded, if necessary, to the nearest one hundred-thousandth of a percent) calculated in accordance with the following formula:

                                           D x 360
                    Money Market Yield = 360-(D x M) x 100

where "D" refers to the per annum rate for commercial paper, quoted on a bank discount basis and expressed as a decimal; and "M" refers to the actual number of days in the period for which accrued interest is being calculated.

 CD Rate Notes

  Each CD Rate Note will bear interest at the interest rate (calculated with reference to the CD Rate and the Spread and/or Spread Multiplier, if any) specified in the CD Rate Note and in the applicable Pricing Supplement.

  Unless otherwise specified in the applicable Pricing Supplement, "CD Rate" means, with respect to any CD Interest Determination Date, the rate on such date for negotiable certificates of deposit having the Index Maturity specified in the applicable Pricing Supplement as published in H.15(519) under the heading "CDs (Secondary Market)." In the event that such rate is not published prior to 9:00 A.M., New York City time, on the Calculation Date pertaining to such CD Interest Determination Date, then the CD Rate with respect to such CD Interest Determination Date will be the rate on such CD Interest Determination Date for negotiable certificates of deposit having the Index Maturity specified in the applicable Pricing Supplement as published in Composite Quotations under the heading "Certificates of Deposit." If by 3:00 P.M., New York City time, on such Calculation Date such rate is not published in either H.15(519) or Composite Quotations, then the CD Rate with respect to such CD Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on such CD Interest Determination Date of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent for negotiable certificates of deposit of major United States money market banks (in the market for negotiable certificates of deposit) with a remaining maturity closest to the Index Maturity specified in the applicable Pricing Supplement in a denomination of $5,000,000; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the CD Rate with respect to such CD Interest Determination Date will be the CD Rate in effect immediately prior to such CD Interest Determination Date.

 CMT Rate Notes

  Each CMT Rate Note will bear interest at the interest rate (calculated with reference to the CMT Rate and the Spread and/or Spread Multiplier, if any) specified in the CMT Rate Note and in the applicable Pricing Supplement.

  Unless otherwise specified in the applicable Pricing Supplement, "CMT Rate" means, with respect to any CMT Interest Determination Date, the rate displayed on the Designated CMT Telerate Page (as defined below) under the caption ". .
 . Treasury Constant Maturities . . . Federal Reserve Board Release H.15 . . . Mondays Approximately 3:45 P.M.," under the column for the Designated CMT Maturity Index (as defined below) for (i) if the Designated CMT Telerate Page is 7055, such CMT Interest Determination Date and (ii) if the Designated CMT Telerate Page is 7052, the week, or the month, as specified in the applicable Pricing Supplement, ended immediately preceding the week in which the applicable CMT Interest Determination Date occurs. If such rate is no longer displayed on the relevant page, or if not displayed by 3:00 P.M., New York City time, on the Calculation Date pertaining to such CMT Interest Determination Date, then the CMT Rate with respect to such CMT Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index as published in the relevant H.15(519). If such rate is no longer published, or if not published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such CMT Interest Determination Date, then the CMT Rate with respect to such CMT Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index (or other United States Treasury rate for the Designated CMT Maturity Index) for the CMT Interest Determination Date with respect to such Interest Reset Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in the relevant H.15(519). If such information is not provided by 3:00 P.M., New York City time, on the Calculation Date pertaining to such CMT Interest Determination Date, then the CMT Rate with respect to such CMT Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 P.M., New York City time, on the CMT Interest Determination Date reported, according to their written records, by three leading primary United States government securities dealers (each, a

"Reference Dealer") in The City of New York selected by the Calculation Agent (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury Notes") with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than such Designated CMT Maturity Index minus one year. If the Calculation Agent cannot obtain three such Treasury Note quotations, the CMT Rate with respect to such CMT Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 P.M., New York City time, on the CMT Interest Determination Date of three Reference Dealers in The City of New York (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for Treasury Notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and the remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least $100,000,000. If three or four (and not five) of such Reference Dealers are quoting as described above, then the CMT Rate with respect to such CMT Interest Determination Date will be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of such quotes will be eliminated; provided, however, that if fewer than three Reference Dealers selected by the Calculation Agent are quoting as described herein, the CMT Rate will be the CMT Rate in effect immediately prior to such CMT Interest Determination Date. If two Treasury Notes with an original maturity as described in the second preceding sentence have remaining terms to maturity equally close to the Designated CMT Maturity Index, the quotes for the Treasury Note with the shorter remaining term to maturity will be used.

  "Designated CMT Telerate Page" means the display on the Dow Jones Telerate Service on the page specified in the applicable Pricing Supplement (or any other page as may replace such page on that service for the purpose of displaying Treasury Constant Maturities as published in H.15(519)), for the purpose of displaying Treasury Constant Maturities as published in H.15(519). If no such page is specified in the applicable Pricing Supplement, the Designated CMT Telerate Page will be 7052, for the most recent week.

  "Designated CMT Maturity Index" means the original period to maturity of the Treasury Notes (either one, two, three, five, seven, ten, twenty or thirty years) specified in the applicable Pricing Supplement with respect to which the CMT Rate will be calculated. If no such maturity is specified in the applicable Pricing Supplement, the Designated CMT Maturity Index will be two years.

 Federal Funds Rate Notes

  Each Federal Funds Rate Note will bear interest at the interest rate (calculated with reference to the Federal Funds Rate and the Spread and/or Spread Multiplier, if any) specified in the Federal Funds Rate Note and in the applicable Pricing Supplement.

  Unless otherwise specified in the applicable Pricing Supplement, "Federal Funds Rate" means, with respect to any Federal Funds Interest Determination Date, the rate on such date for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)." In the event that such rate is not published prior to 9:00 A.M., New York City time, on the Calculation Date pertaining to such Federal Funds Interest Determination Date, then the Federal Funds Rate with respect to such Federal Funds Interest Determination Date will be the rate on such Federal Funds Interest Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate." If by 3:00 P.M., New York City time, on such Calculation Date such rate is not published in either H.15(519) or Composite Quotations, then the Federal Funds Rate with respect to such Federal Funds Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean (rounded, if necessary, to the nearest one hundred-thousandth of a percent) of the rates as of 9:00 A.M., New York City time, on such Federal Funds Interest Determination Date for the last transaction in overnight Federal Funds arranged by three leading brokers of Federal Funds transactions in The City of New York selected by the Calculation Agent; provided, however, that if the brokers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Rate with respect to such Federal Funds Interest Determination Date will be the Federal Funds Rate in effect immediately prior to such Federal Funds Interest Determination Date.

 11th District Cost of Funds Rate Notes

  Each 11th District Cost of Funds Rate Note will bear interest at the interest rate (calculated with reference to the 11th District Cost of Funds Rate and the Spread and/or Spread Multiplier, if any) specified in the 11th District Cost of Funds Rate Note and in the applicable Pricing Supplement.

  Unless otherwise specified in the applicable Pricing Supplement, "11th District Cost of Funds Rate" means, with respect to any 11th District Interest Determination Date, the rate equal to the monthly weighted average cost of funds for the calendar month preceding such 11th District Interest Determination Date as set forth under the caption "11th District" on Telerate Page 7058 as of 11:00 A.M., San Francisco time, on such 11th District Interest Determination Date. If such rate does not appear on Telerate Page 7058 on any related 11th District Interest Determination Date, the 11th District Cost of Funds Rate for such 11th District Interest Determination Date will be the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced (the "Index") by the FHLB of San Francisco as such cost of funds for the calendar month preceding the date of such announcement. If the FHLB of San Francisco fails to announce such rate for the calendar month next preceding such 11th District Interest Determination Date, then the 11th District Cost of Funds Rate with respect to such 11th District Interest Determination Date will be the 11th District Cost of Funds Rate then in effect on such 11th District Interest Determination Date.

 Kenny Rate Notes

  Each Kenny Rate Note will bear interest at the interest rate (calculated with reference to the Kenny Rate and the Spread and/or Spread Multiplier, if
any) specified in the Kenny Rate Note and in the applicable Pricing
Supplement.

  Unless otherwise specified in the applicable Pricing Supplement, "Kenny Rate" means, with respect to any Kenny Rate Interest Determination Date, the high grade weekly index (the "Weekly Index") on such date made available by J.J. Kenny Information Systems ("Kenny") to the Calculation Agent. The Weekly Index is, and will be, based upon 30 day yield evaluations at par of bonds, the interest on which is exempt from Federal income taxation under the Internal Revenue Code of 1986, as amended (the "Code"), of not less than five high grade component issuers selected by Kenny which will include, without limitation, issuers of general obligation bonds. The specified issuers included among the component issuers may be changed from time to time by Kenny in its discretion. The bonds on which the Weekly Index is based will not include any bonds on which the interest is subject to a minimum tax or similar tax under the Code unless all tax-exempt bonds are subject to such tax. In the event Kenny ceases to make available such Weekly Index, a successor indexing agent will be selected by the Calculation Agent, such index to reflect the prevailing rate for bonds rated in the highest short-term rating category by Moody's Investors Service, Inc. and Standard & Poor's Ratings Group in respect of issuers most closely resembling the high grade component issuers selected by Kenny for its Weekly Index, the interest on which is (A) variable on a weekly basis, (B) exempt from Federal income taxation under the Code and (C) not subject to a minimum tax or similar tax under the Code unless all tax-exempt bonds are subject to such tax. If such successor indexing agent is not available, the Kenny Rate with respect to any Kenny Rate Interest Determination Date will be 67% of the rate determined as if the Treasury Rate option had been originally selected.

 LIBOR Notes

  Each LIBOR Note will bear interest at the interest rate (calculated with reference to LIBOR and the Spread and/or Spread Multiplier, if any) specified in the LIBOR Note and in the applicable Pricing Supplement.

  Unless otherwise specified in the applicable Pricing Supplement, "LIBOR" means, with respect to any LIBOR Interest Determination Date, the rate determined by the Calculation Agent in accordance with the following provisions:

    (i) With respect to any LIBOR Interest Determination Date, LIBOR will be either: (a) if "LIBOR Reuters" is specified in the Note and the applicable Pricing Supplement, the arithmetic mean of the offered rates (unless the specified Designated LIBOR Page (as defined below) by its terms provides only for a single rate, in which case such single rate will be used) for deposits in the Designated LIBOR Currency (as defined below) having the Index Maturity specified in the Note and the applicable Pricing Supplement, commencing on the second London Business Day immediately following such LIBOR Interest Determination Date, which appear on the Designated LIBOR Page specified in the Note and the applicable Pricing Supplement as of 11:00 A.M., London time, on that LIBOR Interest Determination Date, if at least two such offered rates appear (unless, as aforesaid, only a single rate is required) on such Designated LIBOR Page, or (b) if "LIBOR Telerate" is specified in the Note and the applicable Pricing Supplement, the rate for deposits in the Designated LIBOR Currency having the Index Maturity specified in the Note and the applicable Pricing Supplement, commencing on the second London Business Day immediately following such LIBOR Interest Determination Date, which appears on the Designated LIBOR Page specified in the Note and the applicable Pricing Supplement as of 11:00 A.M., London time, on that LIBOR Interest Determination Date. Notwithstanding the foregoing, if fewer than two offered rates appear on the Designated LIBOR Page with respect to LIBOR Reuters (unless the specified Designated LIBOR Page by its terms provides only for a single rate, in which case such single rate will be used), or if no rate appears on the Designated LIBOR Page with respect to LIBOR Telerate, whichever may be applicable, LIBOR with respect to such LIBOR Interest Determination Date will be determined as if the parties had specified the rate described in clause (ii) below.

    (ii) With respect to any LIBOR Interest Determination Date on which fewer than two offered rates appear on the Designated LIBOR Page with respect to LIBOR Reuters (unless the specified Designated LIBOR Page by its terms provides only for a single rate, in which case such single rate will be used), or if no rate appears on the Designated LIBOR Page with respect to LIBOR Telerate, as the case may be, the Calculation Agent will request the principal London office of each of four major banks in the London interbank market selected by the Calculation Agent to provide the Calculation Agent with its offered rate quotation for deposits in the Designated LIBOR Currency for the period of the Index Maturity specified in the Note and the applicable Pricing Supplement, commencing on the second London Business Day immediately following such LIBOR Interest Determination Date, to prime banks in the London interbank market as of 11:00 A.M., London time, on such LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in such Designated LIBOR Currency in such market at such time. If at least two such quotations are provided, LIBOR with respect to such LIBOR Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR with respect to such LIBOR Interest Determination Date will be the arithmetic mean of the rates quoted as of 11:00 A.M. in the applicable Principal Financial Center (as defined below), on such LIBOR Interest Determination Date by three major banks in such Principal Financial Center selected by the Calculation Agent for loans in the Designated LIBOR Currency to leading European banks, commencing on the second London Business Day immediately following such LIBOR Interest Determination Date having the Index Maturity specified in the Note and the applicable Pricing Supplement in a principal amount that is representative for a single transaction in such Designated LIBOR Currency in such market at such time; provided, however, that if the banks so selected by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR with respect to such LIBOR Interest Determination Date will be LIBOR in effect immediately prior to such LIBOR Interest Determination Date.

  "Designated LIBOR Currency" means, with respect to any LIBOR Note, the currency (including a composite currency), if any, specified in the Note and the applicable Pricing Supplement as the Designated LIBOR Currency. If no such currency is specified in the Note and the applicable Pricing Supplement, the Designated LIBOR Currency will be U.S. dollars.

  "Designated LIBOR Page" means either (a) the display on the Reuters Monitor Money Rates Service for the purpose of displaying the London interbank rates of major banks for the applicable Designated LIBOR Currency (if "LIBOR Reuters" is specified in the Note and the applicable Pricing Supplement), or
(b) the display on the Dow Jones Telerate Service for the purpose of displaying the London interbank rates of major banks for the applicable designated LIBOR Currency (if "LIBOR Telerate" is specified in the Note and the applicable Pricing Supplement). If neither LIBOR Reuters nor LIBOR Telerate is specified in the Note and the applicable Pricing Supplement, LIBOR for the applicable Designated LIBOR Currency will be determined as if LIBOR Telerate (and, if the U.S. dollar is the Designated LIBOR Currency, page 3750) had been chosen.

  "Principal Financial Center" means, with respect to any LIBOR Note, unless otherwise specified in the Note and the applicable Pricing Supplement, the capital city of the country that issues as its legal tender the Designated LIBOR Currency of such Note, except that with respect to U.S. dollars and ECUs, the Principal Financial Center will be The City of New York and Brussels, respectively.

 Prime Rate Notes

  Each Prime Rate Note will bear interest at the interest rate (calculated with reference to the Prime Rate and the Spread and/or Spread Multiplier, if
any) specified in the Prime Rate Note and in the applicable Pricing
Supplement.

  Unless otherwise specified in the applicable Pricing Supplement, "Prime Rate" means, with respect to any Prime Interest Determination Date, the rate on such date as published in H.15(519) under the heading "Bank Prime Loan." In the event that such rate is not published prior to 9:00 A.M., New York City time, on the Calculation Date pertaining to such Prime Interest Determination Date, then the Prime Rate with respect to such Prime Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen USPRIME1 as such bank's prime rate or base lending rate as in effect with respect to such Prime Interest Determination Date. If fewer than four such rates appear on the Reuters Screen USPRIME1 with respect to such Prime Interest Determination Date, the Prime Rate with respect to such Prime Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on such Prime Interest Determination Date by at least two of the three major money center banks in The City of New York selected by the Calculation Agent. If fewer than two quotations are provided, the Prime Rate with respect to such Prime Interest Determination Date will be determined on the basis of the rates furnished in The City of New York by the appropriate number of substitute banks or trust companies organized and doing business under the laws of the United States, or any state thereof, having total equity capital of at least $500,000,000 and being subject to supervision or examination by Federal or state authority, selected by the Calculation Agent to provide such rate or rates; provided, however, that if the appropriate number of substitute banks or trust companies selected as aforesaid are not quoting as mentioned in this sentence, the Prime Rate with respect to such Prime Interest Determination Date will be the Prime Rate in effect immediately prior to such Prime Interest Determination Date.

  "Reuters Screen USPRIME1" means the display designated as page "USPRIME1" on the Reuters Monitor Money Rate Service (or such other page which may replace the USPRIME1 page on the service for the purpose of displaying the prime rate or base lending rate of major banks).

 Treasury Rate Notes

  Each Treasury Rate Note will bear interest at the interest rate (calculated with reference to the Treasury Rate and the Spread and/or Spread Multiplier, if any) specified in the Treasury Rate Note and in the applicable Pricing Supplement.

  Unless otherwise specified in the applicable Pricing Supplement, "Treasury Rate" means, with respect to any Treasury Interest Determination Date, the rate for the most recent auction of direct obligations of the United States ("Treasury bills") having the Index Maturity specified in the applicable Pricing Supplement as published in H.15(519) under the heading, "Treasury bills-auction average (investment)" or, if not so published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Treasury Interest Determination Date, the average auction rate on such Treasury Interest Determination Date (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury. In the event that such rate is not available by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Treasury Interest Determination Date, or if no such auction is held in a particular week, then the Treasury Rate with respect to such Treasury Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on such Treasury Interest Determination Date, of three leading primary U.S. government securities dealers selected by the Calculation Agent for the issue of Treasury bills with a remaining maturity closest to the Index Maturity specified in the applicable Pricing Supplement; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Treasury Rate with respect to such Treasury Interest Determination Date will be the Treasury Rate in effect immediately prior to such Treasury Interest Determination Date.

ORIGINAL ISSUE DISCOUNT NOTES

  The Company may from time to time offer Original Issue Discount Notes. The Pricing Supplement applicable to certain Original Issue Discount Notes may provide that Holders of such Notes will not receive periodic payments of interest. For purposes of determining whether Holders of the requisite principal amount of Notes outstanding under the Senior Indenture have made a demand or given a notice or waiver or taken any other action, the outstanding principal amount of Original Issue Discount Notes shall be deemed to be the amount of the principal that would be due and payable upon declaration of acceleration of the Stated Maturity thereof as of the date of such determination. See "General."

  "Original Issue Discount Note" means (i) a Note that has a "stated redemption price at maturity" that exceeds its "issue price" (each as defined for United States federal income tax purposes) by at least 0.25% of its stated redemption price at maturity multiplied by the number of complete years from the Original Issue Date to the Stated Maturity for such Note (or, in the case of a Note that provides for payment of any amount other than the "qualified stated interest" prior to maturity, the weighted average maturity of the Note) and (ii) any other Note designated by the Company as issued with original issue discount for United States federal income tax purposes.

AMORTIZING NOTES

  The Company may from time to time offer Notes for which payments of principal and interest are made in installments over the life of the Note ("Amortizing Notes"). Interest on each Amortizing Note will be computed as specified in the applicable Pricing Supplement. Unless otherwise specified in the applicable Pricing Supplement, payments with respect to an Amortizing Note will be applied first to interest due and payable thereon and then to the reduction of the unpaid principal amount thereof. A table setting forth repayment information with respect to each Amortizing Note will be provided to the original purchaser of such Note and will be available, upon request, to subsequent Holders.

RESET NOTES

  The Pricing Supplement relating to each Note will indicate whether the Company has the option with respect to such Note to reset the interest rate, in the case of a Fixed Rate Note, or to reset the Spread and/or Spread Multiplier, in the case of a Floating Rate Note (in each case, a "Reset Note"), and, if so, (i) the date or dates on which such interest rate or such Spread and/or Spread Multiplier, as the case may be, may be reset (each an "Optional Interest Reset Date") and (ii) the basis or formula, if any, for such resetting.

  The Company may exercise such option with respect to a Note by notifying the Trustee of such exercise at least 45 but not more than 60 calendar days prior to an Optional Interest Reset Date for such Note. If the Company so notifies the Trustee of such exercise, the Trustee will send not later than 40 calendar days prior to such Optional Interest Reset Date, by telegram, telex, facsimile transmission, hand delivery or letter (first class, postage prepaid) to the Holder of such Note a notice (the "Reset Notice") indicating (i) that the Company has elected to reset the interest rate, in the case of a Fixed Rate Note, or the Spread and/or Spread Multiplier, in the case of a Floating Rate Note, (ii) such new interest rate or such new Spread and/or Spread Multiplier, as the case may be, and (iii) the provisions, if any, for redemption during the period from such Optional Interest Reset Date to the next Optional Interest Reset Date or, if there is no such next Optional Interest Reset Date, to the Stated Maturity of such Note (each such period a "Subsequent Interest Period"), including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during such Subsequent Interest Period.

  Notwithstanding the foregoing, not later than 20 calendar days prior to an Optional Interest Reset Date for a Note, the Company may, at its option, revoke the interest rate, in the case of a Fixed Rate Note, or the Spread and/or Spread Multiplier, in the case of a Floating Rate Note, provided for in the Reset Notice and establish a higher interest rate, in the case of a Fixed Rate Note, or a Spread and/or Spread Multiplier resulting in a higher interest rate, in the case of a Floating Rate Note, for the Subsequent Interest Period commencing on such Optional Interest Reset Date by causing the Trustee to send by telegram, telex, facsimile transmission, hand delivery or letter (first class, postage prepaid) notice of such higher interest rate or Spread and/or Spread Multiplier resulting in a higher interest rate, as the case may be, to the Holder of such Note. Such notice will be irrevocable. All Notes with respect to which the interest rate or Spread and/or Spread Multiplier is reset on an Optional Interest Reset Date to a higher interest rate or Spread and/or Spread Multiplier resulting in a higher interest rate will bear such higher interest rate, in the case of a Fixed Rate Note, or Spread and/or Spread Multiplier resulting in a higher interest rate, in the case of a Floating Rate Note, whether or not tendered for repayment as provided in the next paragraph.

  If the Company elects prior to an Optional Interest Reset Date to reset the interest rate or the Spread and/or Spread Multiplier of a Note, the Holder of such Note will have the option to elect repayment of such Note, in whole but not in part, by the Company on such Optional Interest Reset Date at a price equal to the principal amount thereof plus accrued and unpaid interest to but excluding such Optional Interest Reset Date. In order for a Note to be so repaid on an Optional Interest Reset Date, the Holder thereof must follow the procedures set forth below under "Redemption and Repayment" for optional repayment, except that the period for delivery of such Note or notification to the Trustee will be at least 25 but not more than 35 calendar days prior to such Optional Interest Reset Date. A Holder who has tendered a Note for repayment following receipt of a Reset Notice may revoke such tender for repayment by written notice to the Trustee received prior to 5:00 P.M., New York City time, on the tenth calendar day prior to such Optional Interest Reset Date.

EXTENSION OF MATURITY

  The Pricing Supplement relating to each Note will indicate whether the Company has the option to extend the Stated Maturity of such Note for one or more periods of from one to five whole years (each an "Extension Period") up to but not beyond the date (the "Final Maturity Date") specified in such Pricing Supplement.

  The Company may exercise such option with respect to a Note by notifying the Trustee of such exercise at least 45 but not more than 60 calendar days prior to the Stated Maturity of such Note in effect prior to the exercise of such option (the "Original Stated Maturity Date"). If the Company so notifies the Trustee of such exercise, the Trustee will send not later than 40 calendar days prior to the Original Stated Maturity Date, by telegram, telex, facsimile transmission, hand delivery or letter (first class, postage prepaid) to the Holder of such Note a notice (the "Extension Notice") relating to such Extension Period, indicating (i) that the Company has elected to extend the Stated Maturity of such Note, (ii) the new Stated Maturity, (iii) in the case of a Fixed Rate Note, the interest rate applicable to such Extension Period or, in the case of a Floating Rate Note, the Spread and/or Spread Multiplier applicable to the Extension Period, and (iv) the provisions, if any, for redemption during the Extension Period, including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during the Extension Period. Upon the sending by the Trustee of an Extension Notice to the Holder of a Note, the Stated Maturity of such Note will be extended automatically, and, except as modified by the Extension Notice and as described in the next two paragraphs, such Note will have the same terms as prior to the sending of such Extension Notice.

  Notwithstanding the foregoing, not later than 20 calendar days prior to the Original Stated Maturity Date for a Note, the Company may, at its option, revoke the interest rate, in the case of a Fixed Rate Note, or the Spread and/or Spread Multiplier, in the case of a Floating Rate Note, provided for in the Extension Notice and establish a higher interest rate, in the case of a Fixed Rate Note, or a Spread and/or Spread Multiplier resulting in a higher interest rate, in the case of a Floating Rate Note, for the Extension Period by causing the Trustee to send by telegram, telex, facsimile transmission, hand delivery or letter (first class, postage prepaid) notice of such higher interest rate or Spread and/or Spread Multiplier resulting in a higher interest rate, as the case may be, to the Holder of such Note. Such notice will be irrevocable. All Notes with respect to which the Stated Maturity is extended will bear such higher interest rate, in the case of a Fixed Rate Note, or Spread and/or Spread Multiplier resulting in a higher interest rate, in the case of a Floating Rate Note, for the Extension Period, whether or not tendered for repayment as provided in the next paragraph.

  If the Company extends the Stated Maturity of a Note (or an Extension Period, as applicable), the Holder of such Note will have the option to elect repayment of such Note, in whole but not in part, by the Company on the Original Stated Maturity Date (or last day of such Extension Period) at a price equal to the principal amount thereof plus accrued and unpaid interest to but excluding such date. In order for a Note to be so repaid on the Original Stated Maturity Date (or last day of such Extension Period), the Holder thereof must follow the procedures set forth below under "Redemption and Repayment" for optional repayment, except that the period for delivery of such Note or notification to the Trustee will be at least 25 but not more than 35 calendar days prior to the Original Stated Maturity Date (or last day of such Extension Period). A Holder who has tendered a Note for repayment following receipt of an Extension Notice may revoke such tender for repayment by written notice to the Trustee received prior to 5:00 P.M., New York City time, on the tenth calendar day prior to the Original Stated Maturity Date (or last day of such Extension Period).

RENEWABLE NOTES

  The applicable Pricing Supplement will indicate whether a Note (other than an Amortizing Note) will mature at its Original Stated Maturity Date unless the term of all or any portion of any such Note is renewed by the Holder in accordance with the procedures described in such Pricing Supplement.

COMBINATION OF PROVISIONS

  If so specified in the applicable Pricing Supplement, any Note may be subject to all of the provisions, or any combination of the provisions, described above under "Reset Notes," "Extension of Maturity" and "Renewable Notes."

REDEMPTION AND REPAYMENT

  Unless otherwise specified in the applicable Pricing Supplement, the Notes will not be subject to any sinking fund. The Notes will be redeemable at the option of the Company prior to the Stated Maturity only if an Initial Redemption Date is specified in the applicable Pricing Supplement ("Initial Redemption Date"). If so specified, the Notes will be subject to redemption at the option of the Company on any date on and after the applicable Initial Redemption Date in whole or from time to time in part in increments of $1,000 or the minimum denomination, if any, specified in such Pricing Supplement (provided that any remaining principal amount thereof shall be an authorized denomination) at the applicable Redemption Price (as defined below). The amount to be paid a Holder upon redemption with respect to a Note equals the sum of (i) the Initial Redemption

Percentage specified in such Pricing Supplement (as adjusted by the Annual Redemption Percentage Reduction, if applicable (as specified in such Pricing Supplement)) multiplied by the unpaid principal amount or the portion to be redeemed (the "Redemption Price") plus (ii) accrued and unpaid interest to but excluding the date of redemption, but payments due with respect to such Note prior to the date of redemption will be payable to the Holder of record of such Note at the close of business on the relevant Regular Record Date specified in the applicable Pricing Supplement, all as provided in the Senior Indenture. The Initial Redemption Percentage, if any, applicable to a Note will decline at each anniversary of the Initial Redemption Date by an amount equal to the applicable Annual Redemption Percentage Reduction, if any, until the Redemption Price is equal to 100% of the unpaid principal amount thereof or the portion thereof to be redeemed. The Company may exercise such option by causing the Trustee to mail a notice of such redemption at least 30 but not more than 60 calendar days prior to the date of redemption in accordance with the provisions of the Senior Indenture. In the event of redemption of a Note in part only, such Note will be cancelled and a new Note or Notes representing the unredeemed portion thereof will be issued in the name of the Holder thereof.

  Unless otherwise specified in the applicable Pricing Supplement, a Note will not be repayable prior to Stated Maturity at the option of the Holder. If so specified, a Note will be repayable at the option of the Holder, in whole or in part, on a date or dates specified prior to Stated Maturity at a price or prices specified in the applicable Pricing Supplement, plus accrued and unpaid interest to but excluding the date of repayment. Unless otherwise specified in the applicable Pricing Supplement, if a Note is repayable in part pursuant to the preceding sentence, the principal amount of any Note to be issued to the Holder for the portion of such Note not being repaid must be an authorized denomination.

  In order for a Note that is repayable at the option of the Holder to be repaid prior to Stated Maturity, the Paying Agent (initially, the Company has appointed the Trustee as Paying Agent) must receive at least 30 but not more than 45 calendar days prior to the repayment date (i) the Note with the form entitled "Option to Elect Repayment" on the reverse of the Note duly completed or (ii) a telegram, telex, facsimile transmission, hand delivery or letter (first class, postage prepaid) from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States setting forth the name of the Holder of the Note, the principal amount of the Note, the principal amount of the Note to be repaid, the certificate number or a description of the tenor and terms of the Note, a statement that the option to elect repayment is being exercised thereby and a guarantee that the Note to be repaid with the form entitled "Option to Elect Repayment" on the reverse of the Note duly completed will be received by the Paying Agent not later than five Business Days after the date of such telegram, telex, facsimile transmission, hand delivery or letter and such Note and form duly completed are received by the Paying Agent by such fifth Business Day. Exercise of the repayment option by the Holder of a Note will be irrevocable, except that a Holder who has tendered a Note for repayment may revoke such tender for repayment by written notice to the Paying Agent received prior to 5:00 P.M., New York City time, on the tenth calendar day prior to the repayment date. The repayment option may be exercised by the Holder of a Note for less than the entire principal amount of the Note provided that the principal amount of the Note remaining outstanding after such repayment is an authorized denomination. Upon such partial repayment such Note will be cancelled and a new Note or Notes for the remaining principal amount thereof will be issued in the name of the Holder thereof.

  While the Book-Entry Notes are represented by the Global Securities (as defined in the accompanying Prospectus) held by or on behalf of the Depositary, and registered in the name of the Depositary or its nominee, the option for repayment may be exercised by the applicable Participant (as defined below under "Book-Entry System") that has an account with the Depositary, on behalf of the Beneficial Owners (as defined below) of the Global Security or Securities representing such Book-Entry Notes, by delivering a written notice substantially similar to the above-mentioned form duly completed to the Trustee at its Corporate Trust Office (or such other address of which the Company will from time to time notify the Holders), at least 30 but not more than 60 calendar days prior to the date of repayment. Notices of election from Participants on behalf of Beneficial Owners of the Global Security or Securities representing such Book-Entry Notes to exercise their option to have such Book-Entry Notes repaid must be received by the Trustee by 5:00 P.M., New York City time, on the last day for giving such notice. In order to ensure that a notice is received by the Trustee on a particular day, the Beneficial Owner of the Global Security or Securities representing such Book-Entry Notes must so direct the applicable Participant before such Participant's deadline for accepting instructions for that day. Different firms may have different deadlines for accepting instructions from their customers. Accordingly, Beneficial Owners of the Global Security or Securities representing Book-Entry Notes should consult the Participants through which they own their interest therein for the respective deadlines for such Participants. All notices shall be executed by a duly authorized officer of such Participant (with signatures guaranteed) and will be irrevocable. In addition, Beneficial Owners of the Global Security or Securities representing Book-Entry Notes shall effect delivery at the time such notices of election are given to the Depositary by causing the applicable Participant to transfer such Beneficial Owner's interest in the Global Security or Securities representing such Book-Entry Notes, on the Depositary's records, to the Trustee. See "Book-Entry System."

  If applicable, the Company will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended ("Exchange Act"), and any other securities laws or regulations in connection with any such repayment.

REPURCHASE

  The Company may at any time purchase Notes at any price or prices in the open market or otherwise. Notes so purchased by the Company may be held or resold or, at the discretion of the Company, may be surrendered to the Trustee for cancellation.

OTHER PROVISIONS

  Any provisions with respect to the determination of an Interest Rate Basis, the specifications of an Interest Rate Basis, calculation of the interest rate applicable to, or the principal payable at Maturity on, any Note, its Interest Payment Dates or any other matter relating thereto may be modified by the terms as specified under "Other Provisions" on the face of such Note, or in an annex relating thereto if so specified on the face thereof, and/or in the applicable Pricing Supplement.

BOOK-ENTRY SYSTEM

  DTC will act as securities depositary for the Book-Entry Notes. The Book-Entry Notes will be issued as fully-registered securities registered in the name of Cede & Co. (DTC's partnership nominee). One fully-registered Global Security will be issued for each issue of the Notes, each in the aggregate principal amount of such issue, and will be deposited with DTC. If, however, the aggregate principal amount of any issue exceeds the maximum principal amount (if any) permitted by DTC, one Global Security will be issued with respect to such maximum principal amount and an additional Global Security will be issued with respect to any remaining principal amount of such issue.

  DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants ("Direct Participants") include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to DTC's system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Securities and Exchange Commission.

  Purchases of Book-Entry Notes under DTC's system must be made by or through Direct Participants, which will receive a credit for the Book-Entry Notes on DTC's records. The ownership interest of each beneficial owner of each Book-Entry Note ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. A Beneficial Owner will not receive written confirmation from DTC of its purchase, but such Beneficial Owner is expected to receive a written confirmation providing details of such transaction, as well as periodic statements of its holdings, from the Direct or Indirect Participant through which such Beneficial Owner entered into such transaction. Transfers of ownership interests in the Book-Entry Notes are to be accomplished by entries made on the books of Participants acting on behalf of the Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Book-Entry Notes, except in the event that use of the book-entry system for one or more Book-Entry Notes is discontinued.

  To facilitate subsequent transfers, all Global Securities deposited by Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of Global Securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Book-Entry Notes; DTC's records reflect only the identity of the Direct Participants to whose accounts such Book-Entry Notes are credited, which may or may not be the Beneficial Owners. The Participants remain responsible for keeping account of their holdings on behalf of their customers.

  Delivery of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

  Redemption notices shall be sent to Cede & Co. If less than all of the Book-Entry Notes within an issue are being redeemed, DTC's current practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

  Neither DTC nor Cede & Co. will consent or vote with respect to Book-Entry Notes. Under its usual procedures, DTC will mail an "Omnibus Proxy" to the issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Book-Entry Notes are credited on the record date (identified in a listing attached to the Omnibus Proxy).

  Principal and interest payments on the Book-Entry Notes will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the payable date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on the payable date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as in the case of securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participants and not of DTC, the Paying Agent or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of the Company or the Paying Agent, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

  A Beneficial Owner shall give notice to elect to have its Book-Entry Notes purchased or tendered, through its Participant, to the Paying Agent, and shall effect delivery of such Book-Entry Notes by causing the Direct Participant to transfer the Participant's interest in the Book-Entry Notes, on DTC's records, to the Paying Agent. The requirement for physical delivery of Book-Entry Notes in connection with a demand for purchase or a mandatory purchase will be deemed satisfied when the ownership rights in the Book-Entry Notes are transferred by Direct Participants on DTC's records.

  If DTC is at any time unwilling or unable to continue as depositary or if DTC ceases to be a "clearing agency" registered pursuant to the provisions of
Section 17A of the Exchange Act, and, in either case, a successor depositary is not appointed by the Company within 90 days, the Company will issue individual

Certificated Notes in exchange for Book-Entry Notes represented by Global Securities. In addition, the Company may at any time, and in its sole discretion, determine not to have one or more Book-Entry Notes represented by one or more Global Securities and, in such event, will issue individual Certificated Notes in exchange for Book-Entry Notes represented by Global Securities. If the Notes are Book-Entry Notes represented by one or more Global Securities and if an Event of Default with respect to the Notes shall have occurred and be continuing, the Company will issue individual Certificated Notes in exchange for such Book-Entry Notes represented by Global Securities.

  The Company may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary). In that event, Certificated Notes will be printed and delivered in exchange for the Book-Entry Notes represented by the Global Securities held by DTC.

  The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

  None of the Company, any Agents, the Trustee, any Paying Agent or the registrar for the Notes will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

DEFEASANCE

  Unless otherwise specified in the applicable Pricing Supplement, the Notes will be subject to defeasance and discharge as described under "Description of Debt Securities--Discharge, Legal Defeasance and Covenant Defeasance" in the accompanying Prospectus.

                 UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

  The following summary describes the principal United States federal income tax consequences of the purchase, ownership and disposition of Notes to beneficial owners ("holders") of Notes purchasing Notes at their original issuance. This summary is based on the Code, legislative history, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury Regulations, changes to any of which subsequent to the date hereof may affect the tax consequences described herein. Any such change may apply retroactively. This summary is also based on final Treasury Regulations (the "1996 OID Regulations") published by the Internal Revenue Service ("IRS") on June 14, 1996, which set forth rules applicable to "contingent payment debt instruments."

  This summary discusses only the principal United States federal income tax consequences to those holders holding Notes as capital assets within the meaning of Section 1221 of the Code. It does not address all of the tax consequences that may be relevant to a holder in light of the holder's particular circumstances or to holders subject to special rules (including pension plans and other tax-exempt investors, banks, thrifts, insurance companies, real estate investment trusts, regulated investment companies, dealers in securities, currencies and persons so treated for federal income tax purposes, persons whose functional currency (as defined in Section 985 of the Code) is other than the United States dollar, and persons who hold Notes as part of a straddle, hedging or conversion transaction). This summary does not discuss the taxation of Notes which qualify as "applicable high yield discount obligations" under Section 163(i) of the Code. Holders of such obligations may be subject to special rules which will be set forth in an applicable Pricing Supplement, if appropriate. Finally, this summary is subject to the requirement that a taxpayer obtain the consent of the IRS before changing a method of accounting.

  Persons considering the purchase of Notes should consult their tax advisors with regard to the application of United States federal income tax laws to their particular situations as well as any tax consequences to them arising under the laws of any state, local or foreign taxing jurisdiction. State, local and foreign income tax laws may differ substantially from the corresponding federal income tax laws, and this discussion does not purport to describe any aspect of the tax laws of any state, local or foreign jurisdiction. Therefore, potential investors should consult their own tax advisors with respect to the various state, local and foreign tax consequences of an investment in Notes.

  As used herein, the term "United States Holder" means a beneficial owner of a Note who or which is, for United States federal income tax purposes, either
(i) a citizen or resident of the United States, (ii) a corporation or partnership created or organized in or under the laws of the United States or of any political subdivision thereof, (iii) an estate or, for tax years beginning on or before December 31, 1996, a trust the income of which is subject to United States federal income taxation regardless of its source or
(iv) for tax years beginning after December 31, 1996 (unless earlier elected), a trust if a court within the United States is able to exercise primary jurisdiction over the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust. The term also includes certain holders who are former citizens of the United States whose income and gain from the Notes will be subject to United States taxation.

TAXATION OF INTEREST

  The taxation of interest on a Note will depend on whether it constitutes "qualified stated interest" (as defined below). Interest on a Note that constitutes qualified stated interest is includible in a United States Holder's income as ordinary interest income when actually or constructively received, if such Holder uses the cash method of accounting for federal income tax purposes, or when accrued, if such Holder uses an accrual method of accounting for federal income tax purposes. Interest that does not constitute qualified stated interest is included in a United States Holder's income under the rules described below under "Original Issue Discount," regardless of such Holder's method of accounting. Notwithstanding the foregoing, interest that is payable on a Note with a maturity of one year or less from its issue date (a "Short-Term Note") is included in a United States Holder's income under the rules described below under "Short-Term Notes."

 Fixed Rate Notes

  Interest on a Fixed Rate Note will constitute "qualified stated interest" if the interest is unconditionally payable, or will be constructively received under Section 451 of the Code, in cash or in property (other than debt instruments of the Company) at least annually at a single fixed rate.

 Floating Rate Notes

  Interest on a Floating Rate Note that is unconditionally payable, or will be constructively received under Section 451 of the Code, in cash or in property (other than debt instruments of the Company) at least annually will constitute "qualified stated interest" if the Note is a "variable rate debt instrument" ("VRDI") under the rules described below and the interest is payable at a single "qualified floating rate" or single "objective rate" (each as defined below). If the Note is a VRDI but the interest is payable other than at a single qualified floating rate or at a single objective rate, special rules apply to determine the portion of such interest that constitutes "qualified stated interest." See "Original Issue Discount--Floating Rate Notes that are VRDIs," below.

 Definition of Variable Rate Debt Instrument (VRDI), Qualified Floating Rate and Objective Rate

  A Note is a VRDI if all of the four following conditions are met. First, the "issue price" of the Note (as described below) must not exceed the total noncontingent principal payments by more than an amount equal to the lesser of
(i) .015 multiplied by the product of the total noncontingent principal payments and the number of complete years to maturity from the issue date (as described below) (or, in the case of a Note that provides for payment of any amount other than qualified stated interest before maturity, its weighted average maturity) and (ii) 15% of the total noncontingent principal payments.

  Second, the Note must provide for stated interest (compounded or paid at least annually) at (a) one or more qualified floating rates, (b) a single fixed rate and one or more qualified floating rates, (c) a single objective rate or (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate" (as defined below).

  Third, the Note must provide that a qualified floating rate or objective rate in effect at any time during the term of the Note is set at the value of the rate on any day that is no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

  Fourth, the Note may not provide for any principal payments that are contingent except as provided in the first requirement set forth above.

  Subject to certain exceptions, a variable rate of interest on a Note is a "qualified floating rate" if variations in the value of the rate can reasonably be expected to measure contemporaneous fluctuations in the cost of newly borrowed funds in the currency in which the Note is denominated. A variable rate will be considered a qualified floating rate if the variable rate equals (i) the product of an otherwise qualified floating rate and a fixed multiple (i.e., a Spread Multiplier) that is greater than 0.65, but not more than 1.35 or (ii) the product described in clause (i) plus or minus a fixed rate (i.e., a Spread). If the variable rate equals the product of an otherwise qualified floating rate and a single Spread Multiplier greater than
1.35 or less than or equal to 0.65, however, such rate will generally constitute an objective rate, described more fully below. A variable rate will not be considered a qualified floating rate if the variable rate is subject to a cap, floor, governor (i.e., a restriction on the amount of increase or decrease in the stated interest rate) or similar restriction that is reasonably expected as of the issue date to cause the yield on the Note to be significantly more or less than the expected yield determined without the restriction (other than a cap, floor or governor that is fixed throughout the term of the Note).

  Subject to certain exceptions, an "objective rate" is a rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information that is neither within the control of the issuer (or a related party) nor unique to the circumstances of the issuer (or a related party). For example, an objective rate generally includes a rate that is based on one or more qualified floating rates or on the yield of actively traded personal property (within the meaning of Section 1092(d)(1) of the Code). For purposes of the preceding sentence, a foreign currency for which there is an active interbank market is presumed to be actively traded. Notwithstanding the first sentence of this paragraph, a rate on a debt instrument is not an objective rate if it is reasonably expected that the average value of the rate during the first half of the debt instrument's term will be either significantly less than or significantly greater than the average value of the rate during the final half of the debt instrument's term. An objective rate is a "qualified inverse floating rate" if
(a) the rate is equal to a fixed rate minus a qualified floating rate and (b) the variations in the rate can reasonably be expected to reflect inversely contemporaneous variations in the cost of newly borrowed funds (disregarding any caps, floors, governors or similar restrictions that would not, as described above, cause a rate to fail to be a qualified floating rate).

  If interest on a Note is stated at a fixed rate for an initial period of one year or less, followed by a variable rate that is either a qualified floating rate or an objective rate for a subsequent period, and the value of the variable rate on the issue date is intended to approximate the fixed rate, the fixed rate and the variable rate together constitute a single qualified floating rate or objective rate.

ORIGINAL ISSUE DISCOUNT

  Original issue discount ("OID") with respect to a Note is the excess, if any, of the Note's "stated redemption price at maturity" over the Note's "issue price." A Note's "stated redemption price at maturity" is the sum of all payments provided by the Note (whether designated as interest or as principal) other than payments of qualified stated interest. The issue price and the issue date of a Note are the first price and the first settlement date or closing date, whichever is applicable, respectively, at which a substantial amount of the Notes in the issuance that includes such Note is sold for money (excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers).

  As described more fully below, United States Holders of Notes with OID that mature more than one year from their issue date generally will be required to include such OID in income as it accrues in accordance with the constant yield method described below, before the receipt of the related cash payments. A United States Holder's tax basis in a Note is increased by each accrual of OID and decreased by each payment other than a payment of qualified stated interest.

  The amount of OID with respect to a Note will be treated as zero if the OID is less than an amount equal to .0025 multiplied by the product of the stated redemption price at maturity and the number of complete years to maturity (or, in the case of a Note that provides for payment of any amount other than qualified stated interest prior to maturity, the weighted average maturity of the Note). If the amount of OID with respect to a Note is less than that amount, all payments of stated interest are treated as payments of qualified stated interest and the OID that is not included in payments of stated interest is included in income as capital gain as principal payments are made. The amount includible with respect to a principal payment equals the product of the total amount of OID and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the stated principal amount of the Note.

 Fixed Rate Notes

  In the case of OID with respect to a Fixed Rate Note, the amount of OID includible in the income of a United States Holder for any taxable year is determined under the constant yield method, as follows. First, the "yield to maturity" of the Note is computed. The yield to maturity is the discount rate that, when used in computing the present value of all interest and principal payments to be made under the Note (including payments of qualified stated interest) produces an amount equal to the issue price of the Note. The yield to maturity is constant over the term of the Note and, when expressed as a percentage, must be calculated to at least two decimal places.

  Second, the term of the Note is divided into "accrual periods." Accrual periods may be of any length and may vary in length over the term of the Note, provided that each accrual period is no longer than one year and that each scheduled payment of principal or interest occurs either on the final day of an accrual period or on the first day of an accrual period.

  Third, the total amount of OID on the Note is allocated among accrual periods. In general, the OID allocable to an accrual period equals the product of the "adjusted issue price" of the Note at the beginning of the accrual period and the yield to maturity of the Note, less the amount of any qualified stated interest allocable to the accrual period. The adjusted issue price of a Note at the beginning of the first accrual period is its issue price. Thereafter, the adjusted issue price of the Note is its issue price, increased by the amount of OID previously includible in the gross income of any holder and decreased by the amount of any payment previously made on the Note other than a payment of qualified stated interest. For purposes of computing the adjusted issue price of a Note, the amount of OID previously includible in the gross income of any United States Holder is determined without regard to "premium" and "acquisition premium," as those terms are defined below under "Premium and Acquisition Premium."

  Fourth, the "daily portions" of OID are determined by allocating to each day in an accrual period its ratable portion of the OID allocable to the accrual period.

  A United States Holder includes in income in any taxable year the daily portions of OID for each day during the taxable year that such Holder held Notes. In general, under the constant yield method described above, United States Holders will be required to include in income increasingly greater amounts of OID in successive accrual periods.

 Floating Rate Notes that are VRDIs

  The taxation of OID (including interest that does not constitute qualified stated interest) on a Floating Rate Note will depend on whether the Note is a "VRDI," as that term is defined above under "Taxation of Interest-- Definition of Variable Rate Debt Instrument (VRDI), Qualified Floating Rate and Objective Rate."

  In the case of a VRDI that provides for stated interest at a single qualified floating rate or single objective rate (and that is unconditionally payable in cash or in property, other than debt instruments of the issuer, or that will be constructively received under Section 451 of the Code, at least annually), all stated interest is qualified stated interest and the amount of qualified stated interest and the amount of OID, if any, includible in income during a taxable year are determined under the rules applicable to fixed rate debt instruments (described above) by assuming that the variable rate is a fixed rate equal to (i) in the case of a qualified floating rate or a qualified inverse floating rate, the value, as of the issue date, of the qualified floating rate or qualified inverse floating rate, or (ii) in the case of an objective rate (other than a qualified inverse floating rate), the rate that reflects the yield that is reasonably expected for the debt instrument. Qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid during the accrual period.

  If a Note that is a VRDI does not provide for interest either at a single qualified floating rate or at a single objective rate (i.e., provides for interest at two or more qualified floating rates, at a single fixed rate and one or more qualified floating rates, or at a single fixed rate and a single objective rate that is a qualified inverse floating rate), the amount of interest and OID accruals are determined by constructing an equivalent fixed rate debt instrument, as follows.

  First, in the case of an instrument that provides for interest at one or more qualified floating rates or at a qualified inverse floating rate and, in addition, at a fixed rate, replace the fixed rate with a qualified floating rate (or qualified inverse floating rate) such that the fair market value of the instrument, so modified, as of the issue date would be approximately the same as the fair market value of the unmodified instrument.

  Second, determine the fixed rate substitute for each variable rate provided by the Note. The fixed rate substitute for each qualified floating rate provided by the Note is the value of that qualified floating rate on the issue date. If the Note provides for two or more qualified floating rates with different intervals between interest adjustment dates (for example, the 30-day Commercial Paper Rate and quarterly LIBOR), the fixed rate substitutes are based on intervals that are equal in length (for example, the 90-day Commercial Paper Rate and quarterly LIBOR, or the 30-day Commercial Paper Rate and monthly LIBOR). The fixed rate substitute for an objective rate that is a qualified inverse floating rate is the value of the qualified inverse floating rate on the issue date. The fixed rate substitute for an objective rate (other than a qualified inverse floating rate) is a fixed rate that reflects the yield that is reasonably expected for the Note.

  Third, construct an equivalent fixed rate debt instrument that has terms that are identical to those provided under the Note, except that the equivalent fixed rate debt instrument provides for the fixed rate substitutes determined in the second step, in lieu of the qualified floating rates or objective rate provided by the Note.

  Fourth, determine the amount of qualified stated interest and OID for the equivalent fixed rate debt instrument under the rules (described above) for Fixed Rate Notes. These amounts are taken into account as if the United States Holder held the equivalent fixed rate debt instrument. See "Taxation of Interest" and "Original Issue Discount--Fixed Rate Notes," above.

  Fifth, make appropriate adjustments for the actual values of the variable rates. In this step, qualified stated interest or OID allocable to an accrual period is increased (or decreased) if the interest actually accrued or paid during the accrual period exceeds (or is less than) the interest assumed to be accrued or paid during the accrual period under the equivalent fixed rate debt instrument. The Treasury Regulations are unclear in certain respects as to the method for making these adjustments.

 Floating Rate Notes that are not VRDIs

  The tax treatment of Floating Rate Notes that are not VRDIs ("Contingent Notes") is as follows. First, the Company is required to determine, as of the issue date, the comparable yield for the Contingent Note. The comparable yield is generally the yield at which the Company would issue a fixed rate debt instrument with terms and conditions similar to those of the Contingent Note (including the level of subordination, term, timing of payments and general market conditions, but not taking into consideration the riskiness of the contingencies or the liquidity of the Contingent Note), but not less than the applicable federal rate announced monthly by the IRS (the "AFR"). In certain cases where Contingent Notes are marketed or sold in substantial part to tax-exempt investors or other investors for whom the prescribed inclusion of interest is not expected to have a substantial effect on their U.S. tax liability, the comparable yield for the Contingent Note, without proper evidence to the contrary, is presumed to be the AFR.

  Second, solely for tax purposes, the Company constructs a projected schedule of payments determined under the 1996 OID Regulations for the Contingent Note (the "Schedule"). The Schedule is determined as of the issue date and generally remains in place throughout the term of the Contingent Note. If a right to a contingent payment is based on market information, the amount of the projected payment is the forward price of the contingent payment. If a contingent payment is not based on market information, the amount of the projected payment is the expected value of the contingent payment as of the issue date. The Schedule must produce the comparable yield determined as set forth above. Otherwise, the Schedule must be adjusted under the rules set forth in the 1996 OID Regulations.

  Third, under the usual rules applicable to OID and based on the Schedule, the interest income on the Contingent Note for each accrual period is determined by multiplying the comparable yield of the Contingent Note (adjusted for the length of the accrual period) by the Contingent Note's adjusted issue price at the beginning of the accrual period (determined under rules set forth in the 1996 OID Regulations). The amount so determined is then allocated on a ratable basis to each day in the accrual period that the United States Holder held the Contingent Note.

  Fourth, appropriate adjustments are made to the interest income determined under the foregoing rules to account for any differences between the Schedule and actual contingent payments. Under the rules set forth in the 1996 OID Regulations, differences between the actual amounts of any contingent payments made in a calendar year and the projected amounts of such payments are generally aggregated and taken into account, in the case of a positive difference, as additional interest income, or, in the case of a negative difference, first as a reduction in interest income for such year and thereafter, subject to certain limitations, as ordinary loss.

  The Company is required to provide each holder of a Contingent Note with the Schedule described above. If the Company does not create a Schedule or the
Schedule is unreasonable, a United States Holder must set its own projected payment schedule and explicitly disclose the use of such schedule and the reason therefor. Unless otherwise prescribed by the IRS, the United States Holder must make such disclosure on a statement attached to the United States Holder's timely filed federal income tax return for the taxable year in the Contingent Note was acquired.

  In general, any gain realized by a United States Holder on the sale, exchange or retirement of a Contingent Note is interest income. In general, any loss on a Contingent Note accounted for under the method described above is ordinary loss to the extent it does not exceed such Holder's prior interest inclusions on the Contingent Note (net of negative adjustments). Special rules apply in determining the tax basis of a Contingent Note and the amount realized on the retirement of a Contingent Note.

 Other Rules

  Certain Notes having OID may be redeemed prior to maturity or may be repayable at the option of the Holder. Such Notes may be subject to rules that differ from the general rules discussed above relating to the tax treatment of OID. Purchasers of such Notes with a redemption feature should consult their tax advisors with respect to such feature since the tax consequences with respect to OID will depend, in part, on the particular terms and the particular features of the purchased Note.

  The Treasury Regulations relating to the tax treatment of OID contain certain language ("aggregation rules") stating in general that, with some exceptions, if more than one type of Note is issued in connection with the same transaction or related transactions, such Notes may be treated as a single debt instrument with a single issue price, maturity date, yield to maturity and stated redemption price at maturity for purposes of calculating and accruing any OID. Unless otherwise provided in the applicable Pricing Supplement, the Company does not expect to treat different types of Notes as being subject to the aggregation rules for purposes of computing OID.

MARKET DISCOUNT

  If a United States Holder acquires a Note having a maturity date of more than one year from the date of its issuance and has a tax basis in the Note that is, in the case of a Note that does not have OID, less than its stated redemption price at maturity, or, in the case of a Note that has OID, less than an amount which generally equals its adjusted issue price (as defined above), the amount of such difference is treated as "market discount" for federal income tax purposes, unless such difference is less than 1/4 of one percent of the stated redemption price at maturity multiplied by the number of complete years to maturity (from the date of acquisition).

  Under the market discount rules of the Code, a United States Holder is required to treat any principal payment (or, in the case of a Note that has OID, any payment that does not constitute a payment of qualified stated interest) on, or any gain on the sale, exchange, retirement, redemption or other disposition of, a Note as ordinary income to the extent of the accrued market discount that has not previously been included in income. Thus, partial principal payments are treated as ordinary income to the extent of accrued market discount that has not previously been included in income. If such Note is disposed of by the United States Holder in certain otherwise nontaxable transactions, accrued market discount will be includible as ordinary income by the United States Holder as if such Holder had sold the Note at its then fair market value.

  In general, the amount of market discount that has accrued is determined on a ratable basis. A United States Holder may, however, elect to determine the amount of accrued market discount on a constant yield to maturity basis. This election is made on a bond-by-bond basis and is irrevocable.

  With respect to Notes with market discount, a United States Holder may not be allowed to deduct immediately a portion of the interest expense on any indebtedness incurred or continued to purchase or to carry such Notes. A United States Holder may elect to include market discount in income currently as it accrues, in which case the interest deferral rule set forth in the preceding sentence will not apply. Such an election will apply to all debt instruments acquired by the United States Holder on or after the first day of the first taxable year to which such election applies and is irrevocable without the consent of the IRS. A United States Holder's tax basis in a Note will be increased by the amount of market discount included in such Holder's income under such an election.

  In lieu of the foregoing rules, different rules apply in the case of Contingent Notes where a Holder's tax basis in a Contingent Note is less than the Contingent Note's adjusted issue price (determined under special rules set out in the 1996 OID Regulations). Accordingly, prospective purchasers of Contingent Notes should consult with their tax advisors with respect to the application of such rules to such Notes.

PREMIUM AND ACQUISITION PREMIUM

  A United States Holder will be treated as having purchased a Note at a "premium" (or "amortizable bond premium") if the Note's adjusted basis, immediately after its purchase by such Holder, exceeds the sum of all amounts payable on the Note after the purchase date other than payments of qualified stated interest. United States Holders may elect to amortize the premium over the remaining term of the Note (where such Note is not callable prior to its maturity date), as a reduction in the amount of the interest payments otherwise includible in income, and the United States Holders will not be required to include in income OID (if any) with respect to any Note purchased at a premium. If such Note may be called by the Company prior to maturity after the United States Holder has acquired it, the amount of amortizable bond premium is determined with reference to either the amount payable at maturity, or, if it results in a smaller premium attributable to the period through the earlier call date, with reference to the amount payable on the earlier call date. If a United States Holder makes this election, the premium will be allocated among all the interest payments on the Note, on the basis of the United States Holders's yield to maturity, with compounding at the close of each accrual period. A United States Holder who elects to amortize premium must reduce the tax basis of the Note by the amount of the premium amortized in any year. If this election is made with respect to any Note, it will also apply to all debt instruments held by the United States Holder at the beginning of the first taxable year to which the election applies and to all debt instruments acquired by the United States Holder, and will be binding for all subsequent taxable years unless the election is revoked with the consent of the IRS.

  On June 27, 1996, the IRS published in the Federal Register proposed regulations (the "Proposed Premium Regulations") on the amortization of bond premium. The Proposed Premium Regulations describe the constant yield method under which such premium is amortized and provide that the resulting offset to interest income can be taken into account only as a United States Holder takes the corresponding interest income into account under such Holder's regular accounting method. In the case of instruments that may be redeemed at the option of the Company or repaid at the option of the Holder prior to maturity, the Proposed Premium Regulations provide that the premium is calculated by assuming that the issuer will exercise or not exercise its redemption rights in the manner that maximizes the United States Holder's yield and the United States Holder will exercise or not exercise its repayment option in a manner that maximizes the United States Holder's yield. The Proposed Premium Regulations are proposed to be effective for debt instruments acquired on or after the date 60 days after the date final regulations are published in the Federal Register. However, if a United States Holder elects to amortize bond premium for the taxable year containing such effective date, the Proposed Premium Regulations would apply to all the United States Holder's debt instruments held on or after the first day of that taxable year. It cannot be predicted at this time whether the Proposed Premium Regulations will become effective or what, if any, modifications will be made to them prior to their becoming effective.

  If a United States Holder purchases a Note issued with OID at an "acquisition premium," the amount of OID that the United States Holder includes in gross income is reduced to reflect the acquisition premium. A Note is purchased at an acquisition premium if its adjusted basis, immediately after its purchase, is (a) less than or equal to the sum of all amounts payable on the Note after the purchase date other than payments of qualified stated interest and (b) greater than the Note's "adjusted issue price" (as described above under "Original Issue Discount--Fixed Rate Notes").

  If a Note is purchased at an acquisition premium, the United States Holder reduces the amount of OID otherwise includible in income during an accrual period by a fraction. The numerator of this fraction is the excess of the adjusted basis of the Note immediately after its acquisition by the purchaser over the adjusted issue price of the Note. The denominator of the fraction is the excess of the sum of all amounts payable on the Note after the purchase date, other than payments of qualified stated interest, over the Note's adjusted issue price.

  As an alternative to reducing the amount of OID otherwise includible in income by this fraction, the United States Holder may elect to compute OID accruals by treating the purchase as a purchase at original issuance and applying the constant yield method described above.

  In lieu of the foregoing rules, different rules apply in the case of Contingent Notes where a holder's tax basis in a Contingent Note is greater than the Contingent Note's adjusted issue price (determined under special rules set out in the 1996 OID Regulations). Accordingly, prospective purchasers of Contingent Notes should consult with their tax advisors with respect to the application of such rules to such Notes.

SHORT-TERM NOTES

  In the case of a Short-Term Note, no interest is treated as qualified stated interest, and therefore all interest is included in OID. United States Holders that report income for federal income tax purposes on an accrual method and certain other United States Holders, including banks and dealers in securities, are required to include OID in income on such Short-Term Notes on a straight-line basis, unless an election is made to accrue the OID according to a constant yield method based on daily compounding.

  Any other United States Holder of a Short-Term Note is not required to accrue OID for federal income tax purposes, unless it elects to do so. In the case of a United States Holder that is not required, and does not elect, to include OID in income currently, any gain realized on the sale, exchange, redemption or retirement of a Short-Term Note is ordinary income to the extent of the OID accrued on a straight-line basis (or, if elected, according to a constant yield method based on daily compounding) through the date of sale, exchange or retirement. In addition, United States Holders that are not required, and do not elect, to include OID in income currently are required to defer deductions for any interest paid on indebtedness incurred or continued to purchase or carry a Short-Term Note in an amount not exceeding the deferred interest income with respect to such Short-Term Note (which includes both the accrued OID and accrued interest that are payable but that have not been included in gross income), until such deferred interest income is realized. A United States Holder of a Short-Term Note may elect to apply the foregoing rules (except for the rule characterizing gain on sale, exchange or retirement as ordinary) with respect to "acquisition discount" rather than OID. Acquisition discount is the excess of the stated redemption price at maturity of the Short-Term Note over the United States Holder's basis in the Short-Term Note. This election applies to all obligations acquired by the taxpayer on or after the first day of the first taxable year to which such election applies, unless revoked with the consent of the IRS. A United States Holder's tax basis in a Short-Term Note is increased by the amount included in such Holder's income on such a Note.

ELECTION TO TREAT ALL INTEREST AS OID

  United States Holders may elect to include in gross income all interest that accrues on a Note, including any stated interest, acquisition discount, OID, market discount, de minimis OID, de minimis market discount and unstated interest (as adjusted by amortizable bond premium and acquisition premium), by using the constant yield method described above under "Original Issue Discount." Such an election for a Note with amortizable bond premium will result in a deemed election to amortize bond premium for all debt instruments owned and later acquired by the United States Holder with amortizable bond premium and may be revoked only with the permission of the IRS. Similarly, such an election for a Note with market discount will result in a deemed election to accrue market discount in income currently for such Note and for all other bonds acquired by the United States Holder with market discount on or after the first day of the taxable year to which such election first applies, and may be revoked only with the permission of the IRS. A United States Holder's tax basis in a Note will be increased by each accrual of the amounts treated as OID under the constant yield election described in this paragraph.

EXTENDIBLE NOTES, RENEWABLE NOTES AND RESET NOTES

  If so specified in an applicable Pricing Supplement relating to a Note, the Company or a holder may have the option to extend the maturity of such Note. See "Description of Notes--Extension of Maturity" and "Description of Notes-- Renewable Notes." In addition, the Company may have the option to reset the interest rate, the Spread or the Spread Multiplier with respect to a Note. See "Description of Notes--Reset Notes" and "Description of Notes--Extension of Maturity." The treatment of a United States Holder of Notes to which such options apply will depend, in part, on the terms established for such Notes by the Company pursuant to the exercise of such option by the Company or a holder. Upon the exercise of any such option, the United States Holder of such Notes may be treated for federal income tax purposes as having exchanged such Notes (the "Old Notes") for new Notes with revised terms (the "New Notes"). If such holder is treated as having exchanged Old Notes for New Notes, such exchange may be treated as either a taxable exchange or a tax-free recapitalization.

  Final Treasury Regulations under Section 1001 of the Code, published on June 26, 1996 (the "Final Section 1001 Regulations"), generally provide that the exercise of an option provided to an issuer or a holder to change a term of a debt instrument (such as the maturity or the interest rate) in a manner such as that contemplated for Extendible Notes, Renewable Notes and Reset Notes will create a deemed exchange of Old Notes for New Notes if such exercise modifies such terms to a degree that is "economically significant." With respect to certain types of debt instruments, under the Final Section 1001 Regulations a deemed exchange for tax purposes occurs if the exercise of such an option alters the annual yield of the debt instrument by more than the greater of (i) 25 basis points or (ii) 5 percent of the annual yield of the debt instrument prior to modification. The exercise of an option that changes the timing of payments under a debt instrument creates a deemed exchange under the Final Section 1001 Regulations (whether or not the annual yield is altered) if there is a "material deferral" of scheduled payments. In this connection, the Final
Section 1001 Regulations generally provide that a deferral of scheduled payments within a safe-harbor period which begins on the original due date for the first deferred payment and extends for a period not longer than the lesser of five years or 50 percent of the original term of the debt instrument will not be considered to be a material deferral.

  If the exercise of the option by the Company or a holder is not treated as an exchange of Old Notes for New Notes, no gain or loss will be recognized by a United States Holder as a result thereof. If the exercise of the option is treated as a taxable exchange of Old Notes for New Notes, a United States Holder will recognize gain or loss equal to the difference between the issue price of the New Notes and such Holder's tax basis in the Old Notes. However, if the exercise of the option is treated as a tax-free recapitalization, no loss will be recognized by a United States Holder as a result thereof and gain, if any, will be recognized to the extent of the fair market value of the excess, if any, of the principal amount of securities received over the principal amount of securities surrendered. In this regard, the meaning of the term "principal amount" is not clear. Such term could be interpreted to mean "issue price" with respect to securities that are received and "adjusted issue price" with respect to securities that are surrendered. Legislation to that effect has been introduced in the past. It is not possible to determine whether such legislation will be reintroduced or enacted, and, if enacted, whether it would apply to a recapitalization occurring prior to the date of enactment.

  The presence of such options may also affect the calculation of interest income and OID, among other things. For purposes of determining the yield and maturity of a Note, an issuer of a debt instrument having an unconditional option or combination of options to require payments to be made on the debt instrument under an alternative payment schedule or schedules (e.g., an option to extend or an option to call a debt instrument at a fixed premium) will be deemed to exercise or not exercise an option or combination of options in a manner that minimizes the yield on the debt instrument. Conversely, a holder having such option or combination of such options will be deemed to exercise or not exercise such option or combination of options in a manner that maximizes the yield on such debt instrument. If both the issuer and holder have options, the foregoing rules are applied to the options in the order that they may be exercised. Thus, the deemed exercise of one option may eliminate other options that are later in time. If the exercise of such option or options actually occurs or does not occur, contrary to what is deemed to occur pursuant to the foregoing rules, then, solely for purposes of the accrual of OID, the yield and maturity of the debt instrument are redetermined by treating the debt instrument as reissued on the date of the occurrence or non-occurrence of the exercise for an amount equal to its adjusted issue price on that date. Depending on the terms of the options described above, the presence of such options may instead cause the Notes to be taxable as Contingent Notes under the 1996 OID Regulations. See "Original Issue Discount--Floating Rate Notes that are not VRDIs."

  THE FOREGOING DISCUSSION OF EXTENDIBLE NOTES, RENEWABLE NOTES AND RESET NOTES IS PROVIDED FOR GENERAL INFORMATION ONLY. ADDITIONAL TAX CONSIDERATIONS MAY ARISE FROM THE OWNERSHIP OF SUCH NOTES IN LIGHT OF THE PARTICULAR FEATURES OR COMBINATION OF FEATURES OF SUCH NOTES AND, ACCORDINGLY, PERSONS CONSIDERING THE PURCHASE OF SUCH NOTES ARE ADVISED AND EXPECTED TO CONSULT WITH THEIR OWN LEGAL AND TAX ADVISERS REGARDING THE TAX CONSEQUENCES OF THE OWNERSHIP OF SUCH NOTES.

INTEGRATION OF NOTES WITH OTHER FINANCIAL INSTRUMENTS

  Any United States Holder of Notes that also acquires or has acquired any financial instrument which, in combination with such Notes, would permit the calculation of a single yield to maturity or could generally constitute a VRDI of an equivalent term, may in certain circumstances treat such Notes and such financial instrument as an integrated debt instrument for purposes of the Code, with a single determination of issue price and the character and timing of income, deductions, gains and losses. (For purposes of determining OID, none of the payments under the integrated debt instrument will be treated as qualified stated interest.) Moreover, the

IRS may require in certain circumstances that a United States Holder who owns Notes integrate such Notes with a financial instrument held or acquired by such Holder or a related party. United States Holders should consult their tax advisors as to the possible integration of the Notes under the 1996 OID Regulations.

SALE, EXCHANGE, REDEMPTION OR RETIREMENT OF NOTES

  A United States Holder generally will recognize gain or loss upon the sale, exchange, redemption or retirement of a Note equal to the difference between the amount realized upon such sale, exchange, redemption or retirement and the United States Holder's adjusted basis in the Note. Such adjusted basis in the Note generally will equal the cost of the Note, increased by OID, acquisition discount or market discount previously included in respect thereof, and reduced (but not below zero) by any payments on the Note other than payments of qualified stated interest and by any premium that the United States Holder has taken into account. To the extent attributable to accrued but unpaid interest, the amount realized by the United States Holder will be treated as a payment of interest. Generally, any gain or loss will be capital gain or loss if the Note was held as a capital asset, except as provided under "Market Discount," "Short-Term Notes" and "Original Issue Discount--Floating Rate Notes that are not VRDIs," above. Special rules apply in determining the tax basis of a Contingent Note and the amount realized on the retirement of a Contingent Note. The excess of net long-term capital gains over net short-term capital losses is taxed at a lower rate than ordinary income for certain non-corporate taxpayers. The distinction between capital gain or loss and ordinary income or loss is also relevant for purposes of, among other things, limitations on the deductibility of capital losses.

NON-UNITED STATES HOLDERS

  As used herein, the term "Non-United States Holder" means a holder of a Note that is, for United States federal income tax purposes, (i) a nonresident alien individual, (ii) a foreign corporation, (iii) a nonresident alien fiduciary of a foreign estate or trust or (iv) a foreign partnership one or more of the members of which is, for United States federal income tax purposes, a nonresident alien individual, a foreign corporation or a nonresident alien fiduciary of a foreign estate or trust.

  On April 15, 1996, proposed Treasury Regulations (the "1996 Proposed Regulations") were issued which, if adopted in final form, could affect the United States taxation of Non-United States Holders. The 1996 Proposed Regulations are generally proposed to be effective for payments after December 31, 1997, regardless of the issue date of the Note with respect to which such payments are made, subject to certain transition rules. It cannot be predicted at this time whether the 1996 Proposed Regulations will become effective as proposed or what, if any, modifications may be made to them. The discussion under this heading and under "Backup Withholding and Information Reporting," below, is not intended to include a complete discussion of the provisions of the 1996 Proposed Regulations, and prospective investors are urged to consult their tax advisors with respect to the effect the 1996 Proposed Regulations may have if adopted.

  In general, Non-United States Holders will not be subject to United States federal withholding tax with respect to payments of principal and interest (including OID) on Notes, provided that certain conditions are met. Under current United States federal income tax law now in effect, and subject to the discussion of backup withholding in the following section, payments of principal and interest (including OID) with respect to a Note by the Company or by any paying agent to any Non-United States Holder will not be subject to United States federal withholding tax, provided, in the case of interest (including OID), that (i) such Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote, (ii) such Holder is not for federal income tax purposes a controlled foreign corporation related, directly or indirectly, to the Company through stock ownership, (iii) such Holder is not a bank receiving interest described in Section 881(c)(3)(A) of the Code and (iv) either (A) the beneficial owner of the Note certifies, under penalties of perjury, to the Company or paying agent, as the case may be, that such Holder is a Non-United States Holder and provides such Holder's name and address, or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a

"financial institution") and holds the Note, certifies, under penalties of perjury, to the Company or paying agent, as the case may be, that such certificate has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner and furnishes the payor with a copy thereof. A certificate described in this paragraph is effective only with respect to payments of interest (including OID) made to the certifying Non-United States Holder after the issuance of the certificate in the calendar year of its issuance and the two immediately succeeding calendar years. Under temporary Treasury Regulations, the foregoing certification may be provided by the beneficial owner of a Note on IRS Form W-8.

  The 1996 Proposed Regulations provide optional documentation procedures designed to simplify compliance by withholding agents. The 1996 Proposed Regulations would not affect the documentation rules described above, but would add "intermediary certification" options for certain qualifying withholding agents. Under one such option, a withholding agent would be allowed to rely on IRS Form W-8 furnished by a financial institution or other intermediary on behalf of one or more beneficial owners (or other intermediaries) without having to obtain the beneficial owner certificate described in the preceding paragraph, provided that the financial institution or intermediary has entered into a withholding agreement with the IRS and thus is a "qualified intermediary." Under another option, an authorized foreign agent of the U.S. withholding agent would be permitted to act on behalf of the U.S. withholding agent, provided certain conditions are met.

  For purposes of the certification requirements, the 1996 Proposed Regulations, if adopted, would treat the partners of a foreign partnership, rather than the partnership, as the beneficial owners of payments on the Notes (subject to certain exceptions). The status of an entity as a "partnership" for this purpose (but not for purposes of determining the application of treaties) would generally be determined under U.S. tax principles. Thus, subject to certain exceptions, each partner, rather than the partnership, would be required to provide the required certifications to qualify for the withholding exemption described above.

  The 1996 Proposed Regulations provide certain presumptions with respect to withholding for holders not providing the required certifications to qualify for the withholding exemption described above. In addition, the 1996 Proposed Regulations would replace a number of current tax certification forms (including IRS Form W-8 and IRS Form 4224, discussed below) with a single, restated form (and, in certain circumstances, additional information) and standardize the period of time for which withholding agents could rely on such certifications.

  Notwithstanding the foregoing, interest described in Section 871(h)(4) of the Code will be subject to United States withholding tax at a 30% rate (or such lower rate as may be provided by an applicable treaty). In general, interest described in Section 871(h)(4) of the Code includes (subject to certain exceptions) any interest the amount of which is determined by reference to receipts, sales or other cash flow of the issuer or a related person, any income or profits of the issuer or a related person, any change in the value of any property of the issuer or a related person or any dividends, partnership distribution or similar payments made by the issuer or a related person. Interest described in Section 871(h)(4) of the Code may include other types of contingent interest identified by the IRS in future Treasury Regulations. The Company does not currently expect to issue Notes interest on which is described in Section 871(h)(4) of the Code.

  If a Non-United States Holder is engaged in a trade or business in the United States and interest (including OID) on the Note is effectively connected with the conduct of such trade or business, the Non-United States Holder, although exempt from the withholding tax discussed above, will be subject to United States federal income tax on such interest (including OID) in the same manner as if it were a United States Holder. In lieu of the certificate described above, such Holder will be required to provide a properly executed IRS Form 4224 in order to claim an exemption from withholding tax. In addition, if such Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or such lower rate as may be specified by an applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to adjustments. For this purpose, interest (including OID) on, and any gain recognized on the sale, exchange, redemption, retirement or other disposition of, a Note will be included in the earnings and profits of such Holder if such interest (including OID) or gain is effectively connected with the conduct by such Holder of a trade or business in the United States.

  Generally, any gain or income (other than that attributable to accrued interest or OID) realized upon the sale, exchange, retirement, redemption or other disposition of a Note will not be subject to United States federal income tax unless (i) such gain or income is effectively connected with a trade or business in the United States of the Non-United States Holder or (ii) in the case of a Non-United States Holder who is a nonresident alien individual, the Non-United States Holder is present in the United States for 183 days or more in the taxable year of such sale, exchange, retirement or other disposition and either (a) such individual has a "tax home" (as defined in Section 911(d)(3) of the Code) in the United States or (b) the gain is attributable to an office or other fixed place of business maintained by such individual in the United States.

BACKUP WITHHOLDING AND INFORMATION REPORTING

  Under current United States federal income tax law, information reporting requirements apply to interest (including OID) and principal payments made to, and to the proceeds of sales before maturity by, certain non-corporate United States Holders. In addition, a 31% backup withholding tax will apply if the non-corporate United States Holder (i) fails to furnish such holder's Taxpayer Identification Number ("TIN") (which, for an individual, would be his or her Social Security Number) to the payor in the manner required, (ii) furnishes an incorrect TIN and the payor is so notified by the IRS, (iii) is notified by the IRS that it has failed properly to report payments of interest and dividends or (iv) in certain circumstances, fails to certify, under penalties of perjury, that it has not been notified by the IRS that it is subject to backup withholding for failure properly to report interest and dividend payments. Backup withholding will not apply with respect to payments made to certain exempt recipients, such as corporations (within the meaning of Section 7701(a) of the Code), tax-exempt organizations, qualified pension and profit-sharing trusts and individual retirement accounts, provided they establish an entitlement to an exemption.

  In the case of a Non-United States Holder, under Treasury Regulations, backup withholding and information reporting will not apply to payments of principal and interest made by the Company or any paying agent thereof on a Note with respect to which such Holder has provided the required certification under penalties of perjury that it is a Non-United States Holder or has otherwise established an exemption, provided that (i) the Company or paying agent, as the case may be, does not have actual knowledge that the payee is a United States person and (ii) certain other conditions are satisfied.

  In general, if principal or interest payments on a Note are collected outside the United States by a foreign office of a custodian, nominee or other agent acting on behalf of a beneficial owner of a Note, such custodian, nominee or other agent will not be required to apply backup withholding to such payments made to such beneficial owner and will not be subject to information reporting. However, if such custodian, nominee or other agent is a United States person, a controlled foreign corporation for United States tax purposes, or a foreign person 50% or more of whose gross income is effectively connected with its conduct of a United States trade or business for a specified three-year period, such custodian, nominee or other agent may be subject to certain information reporting (but not backup withholding) requirements with respect to such payment unless such custodian, nominee or other agent has in its records documentary evidence that the beneficial owner is not a United States person and certain conditions are met or the beneficial owner otherwise establishes an exemption.

  Under Treasury Regulations, payments on the sale, exchange or retirement of a Note effected by or through a foreign office of a broker will not be subject to backup withholding. However, if such broker is a United States person, a controlled foreign corporation for United States tax purposes, or a foreign person 50% or more of whose gross income is effectively connected with its conduct of a United States trade or business for a specified three-year period, information reporting (but not backup withholding) will be required unless such broker has in its records documentary evidence that the beneficial owner is not a United States person and certain other conditions are met or the beneficial owner otherwise establishes an exemption.

  The 1996 Proposed Regulations would, if adopted, alter the foregoing rules in certain respects. In particular, the 1996 Proposed Regulations would provide certain presumptions under which Non-United States Holders may be subject to information reporting and backup withholding in the absence of required certification.

  Backup withholding tax is not an additional tax. Rather, any amounts withheld from a payment to a holder under the backup withholding rules will be allowed as a refund or a credit against such holder's United States federal income tax, provided that the required information is furnished to the IRS.

  Holders should consult their tax advisors regarding the application of information reporting and backup withholding to their particular situations, the availability of an exemption therefrom, and the procedure for obtaining such an exemption, if available.

                       SUPPLEMENTAL PLAN OF DISTRIBUTION

  The Notes are offered on a continuing basis by the Company through the Agents, each of which has agreed to use its reasonable best efforts to solicit offers to purchase the Notes. The Company will pay each Agent a commission of from .125% to .750% of the principal amount of each Note, depending upon its Stated Maturity, sold through such Agent. The Distribution Agreement permits the Company to offer Notes through agents other than the Agents. The name of any such other agent and the terms of any such offering shall be set forth in the applicable Pricing Supplement. The Company will have the sole right to accept offers to purchase Notes and may reject any such offer in whole or in part. Each Agent will have the right, in its discretion reasonably exercised, to reject in whole or in part any offer to purchase Notes received by such Agent. The Company also may sell Notes to any Agent, acting as principal, at a discount to be agreed upon at the time of sale, for resale to one or more investors or to one or more broker-dealers (acting as principal for purposes of resale) at varying prices related to prevailing market prices at the time of resale, as determined by such Agent, or, if so agreed, at a fixed public offering price. Unless otherwise specified in the applicable Pricing Supplement, if any Note is resold by an Agent to any broker-dealer at a discount, such discount will not be in excess of the discount or commission received by such Agent from the Company. In addition, unless otherwise specified in the applicable Pricing Supplement, any Note purchased by an Agent as principal will be purchased at 100% of the principal amount thereof less a percentage equal to the commission applicable to an agency sale of a Note having an identical Stated Maturity. After the initial public offering of the Notes, the public offering price (in the case of Notes to be resold on a fixed public offering price basis), any concession and the discount may be changed. The Company also reserves the right to sell Notes directly to investors on its own behalf in those jurisdictions where it is authorized to do so or as otherwise provided in the applicable Pricing Supplement. In such circumstances, the Company will have the sole right to accept offers to purchase Notes and may reject any offer to purchase Notes in whole or in part. In the case of sales made directly by the Company, no commissions will be paid.

  The Agents may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Act"). The Company has agreed to indemnify each Agent against certain liabilities, including liabilities under the Act, or to contribute to payments each Agent may be required to make in respect thereof. The Company has agreed to reimburse the Agents for certain of the Agents' expenses, including, but not limited to, the fees and expenses of counsel to the Agents.

  The Company has been advised by each Agent that it may from time to time purchase and sell Notes in the secondary market, but that it is not obligated to do so. There can be no assurance that there will be a secondary market for the Notes or liquidity in the secondary market if one develops. From time to time, each Agent may make a market in the Notes.

  In connection with certain types of offers and sales of Notes, the rules of the Securities and Exchange Commission permit the Agents to engage in certain transactions that stabilize the price of the Notes. Such transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Notes. If such Agents create a short position in the Notes in connection with the offering (i.e., if they sell more Notes than are set forth in the applicable Pricing Supplement), the Agents may reduce that short position by purchasing Notes in the open market. In general, purchases of a security for the purpose of stabilization or to reduce a syndicate short position could cause the price of the security to be higher than it might otherwise be in the absence of such purchases.

  Neither the Company nor any of the Agents makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of any Notes. In addition, neither the Company nor any of the Agents makes any representation that the Agents will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

  The Agents and their affiliates may engage in transactions with and perform services for the Company in the ordinary course of business.

                                 LEGAL MATTERS

  The validity of the Notes will be passed upon for the Company by Thomas A. Rossi, Esq., Associate General Counsel of the Company, and Sidley & Austin, Chicago, Illinois, and for the Agents by Simpson Thacher & Bartlett (a partnership which includes professional corporations), New York, New York. The opinions of Mr. Rossi, Sidley & Austin and Simpson Thacher & Bartlett will be conditioned upon, and subject to certain assumptions regarding, future action required to be taken by the Company and the Trustee in connection with the issuance and sale of any particular Note, the specific terms of the Notes and other matters which may affect the validity of the Notes but which cannot be ascertained on the date of such opinions. Mr. Rossi is an officer and full-time employee of the Company and the beneficial owner of Common Stock of the Company.

                                    EXPERTS

  The consolidated financial statements and schedule of the Company appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1996 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated by reference in the accompanying Prospectus. Such report of Ernst & Young LLP, as to the year ended December 31, 1994, is based in part on the report of Deloitte & Touche LLP, independent auditors. Such consolidated financial statements and schedule are, and audited financial statements to be included in subsequently filed documents will be, incorporated by reference in the accompanying Prospectus in reliance upon the reports of such auditors pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given upon the authority of such firms as experts in accounting and auditing. With respect to the unaudited consolidated interim financial information for the three-month periods ended March 31, 1997 and March 31, 1996, incorporated by reference in the accompanying Prospectus, Ernst & Young LLP have reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report, included in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, and incorporated by reference in the accompanying Prospectus, states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted considering the limited nature of the review procedures applied. The independent auditors are not subject to the liability provisions of Section 11 of the Securities Act of 1933 (the "Act") for their report on the unaudited interim financial information because that report is not a "report" or a "part" of the Registration Statement prepared or certified by the auditors within the meaning of Sections 7 and 11 of the Act.

PROSPECTUS

                            FIRST DATA CORPORATION

                                  SECURITIES

  First Data Corporation, a Delaware corporation (the "Company" or "FDC"), may offer from time to time (i) unsecured debt securities ("Debt Securities") consisting of debentures, notes and/or other unsecured evidences of indebtedness in one or more series, (ii) shares of preferred stock, par value $1.00 per share ("Preferred Stock"), in one or more series, or (iii) shares of common stock, par value $.01 per share ("Common Stock") (the Debt Securities, Preferred Stock and Common Stock are collectively referred to as "Securities"), or any combination of the foregoing, at an aggregate initial public offering price not to exceed $1,000,000,000 (or the equivalent thereof if Debt Securities are denominated in one or more foreign currencies or foreign currency units), at prices and on terms to be determined at or prior to the time of sale.

  Specific terms of the Securities in respect of which this Prospectus is being delivered will be set forth in an accompanying Prospectus Supplement (as supplemented by any applicable pricing supplement relating thereto, a "Prospectus Supplement"), together with the terms of the offering of the Securities, the initial public offering price and the net proceeds to the Company from the sale thereof. The Prospectus Supplement will set forth, among other matters, the following with respect to the particular Securities: (i) in the case of Debt Securities, the specific designation, aggregate principal amount, ranking as senior debt ("Senior Securities") or subordinated debt ("Subordinated Securities"), authorized denominations, maturity, rate or method of calculation of interest and dates for payment thereof, any conversion, redemption, prepayment or sinking fund provisions, and the currency, currencies or currency units in which principal, premium, if any, or interest, if any, is payable, (ii) in the case of Preferred Stock, the designation, number of shares, liquidation preference, initial public offering price, dividend rate (or method of calculation thereof), dates on which dividends shall be payable and dates from which dividends shall accrue, any redemption or sinking fund provisions, any conversion or exchange rights and
(iii) in the case of Common Stock, the number of shares of Common Stock and the terms of the offering and sale thereof.

                               ----------------

  THESE SECURITIES HAVE NOT  BEEN APPROVED OR  DISAPPROVED BY THE  SECURITIES
    AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS  THE
      SECURITIES  AND  EXCHANGE  COMMISSION   OR  ANY  STATE   SECURITIES
        COMMISSION  PASSED  UPON  THE  ACCURACY  OR  ADEQUACY  OF  THIS
          PROSPECTUS.  ANY  REPRESENTATION  TO  THE  CONTRARY  IS   A
            CRIMINAL OFFENSE.

                               ----------------

  The Company may sell Securities directly to purchasers or through agents designated from time to time by the Company or to or through underwriters or a group of underwriters which may be managed by one or more underwriters. If any agents of the Company or any underwriters are involved in the sale of Securities in respect of which this Prospectus is being delivered, the names of such agents or underwriters and any applicable commission or discount will be set forth in the applicable Prospectus Supplement. The net proceeds to the Company from the sale of Securities will be the initial public offering price of such Securities less such discount, in the case of an offering through an underwriter, or the purchase price of such Securities less such commission, in the case of an offering through an agent, and less, in each case, other expenses of the Company associated with the issuance and distribution of such Securities.

                               ----------------

                 The date of this Prospectus is May 16, 1997.

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The Company has filed with the Commission a registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities offered hereby. This Prospectus, which constitutes a part of the Registration Statement, does not contain all information set forth in the Registration Statement and reference is hereby made to the Registration Statement and the exhibits thereto for further information with respect to the Company and the Securities offered hereby. Such reports, proxy statements, Registration Statement and exhibits and other information omitted from this Prospectus can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at its Northeast Regional Office located at 7 World Trade Center, Suite 1300, New York, New York 10048 and Midwest Regional Office located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. On May 6, 1996, the Company became subject to the electronic filing requirements of the Commission. Accordingly, pursuant to the rules and regulations of the Commission, certain documents, including annual and quarterly reports and proxy statements, filed by the Company with the Commission on and after May 6, 1996 have been or will be electronically filed. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at (http://www.sec.gov). Certain of the Company's securities are listed on the New York Stock Exchange and such reports, proxy statements and other information may also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The Annual Report of the Company on Form 10-K for the year ended December 31, 1996, the Quarterly Report of the Company on Form 10-Q for the period ended March 31, 1997, the Current Report of the Company on Form 8-K dated January 30, 1997 and the registration statement of the Company on Form 8-A, dated March 24, 1992, are incorporated by reference into this Prospectus. All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities contemplated hereby shall be deemed to be incorporated by reference into this Prospectus and to be made a part hereof from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Registration Statement and this Prospectus to the extent that a statement contained herein, in the accompanying Prospectus Supplement or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.

  Copies of the above documents (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents) may be obtained upon written or oral request without charge from the Company, 5660 New Northside Drive, Atlanta, Georgia 30328 (telephone number (770) 857-
7118), Attention: Investor Relations.

                               ----------------

  The following trademarks are mentioned in this Prospectus: "First Data(R)" and "First Data Corporation(R)" are service marks of First Data Corporation.

  The Company is incorporated in Delaware. Its executive offices are located at 401 Hackensack Avenue, 7th Floor, Hackensack, New Jersey 07601 (telephone number (201) 525-4700).

                                  THE COMPANY

  The Company provides high-quality, high-volume information processing and related services including: transaction card issuer services and merchant processing services, payment instruments, investment processing services, check acceptance and guaranty services, health care administration services, receivables management services, in-store banking services, teleservices and imaging, database and other information management services. The Company's information processing facilities are comprised of integrated networks of computer hardware, proprietary software and other telecommunications and operations systems. The Company has data centers which are capable of servicing a wide range of client groups, enabling it to process transactions for thousands of clients in a rapid and cost effective manner and to take advantage of economies-of-scale when adding new clients. The Company regularly considers acquisition opportunities as well as other forms of business combinations and divestitures. Historically, the Company has been involved in numerous transactions of varying magnitudes, for consideration which has included cash or securities (including common stock) or combinations thereof. The Company continues to evaluate and pursue transaction opportunities as they arise. No assurance can be given with respect to the timing, likelihood or the financial or business effect of any possible transaction.

                                USE OF PROCEEDS

  Except as set forth in the Prospectus Supplement for a specific offering of Securities, the net proceeds from the sale of the Securities will be applied by the Company for general corporate purposes.

                      RATIOS OF EARNINGS TO FIXED CHARGES

  The following table sets forth the ratios of earnings to fixed charges for the Company and its consolidated subsidiaries for the periods indicated. The Company to date has not issued Preferred Stock; therefore, the ratios of earnings to combined fixed charges and preferred stock dividends are the same as the ratios of earnings to fixed charges set forth below.

                               THREE MONTHS
                              ENDED MARCH 31,     YEAR ENDED DECEMBER 31,
                              ----------------  ------------------------------
                               1997     1996    1996  1995(A) 1994  1993  1992
                              -------  -------  ----  ------- ----  ----  ----
Ratio of earnings to fixed
 charges.....................    6.35x    5.45x 7.19x  2.03x  6.96x 6.59x 4.25x

  The computation of the ratio of earnings to fixed charges is based on applicable amounts of the Company and its consolidated subsidiaries. "Earnings" consist of income before income taxes and fixed charges. "Fixed charges" consist of interest on indebtedness, amortization of debt discount and expense and an estimated amount of rental expense that is deemed to be representative of the interest factor.
--------
(a) Includes a merger, integration and impairment charge of $645.7 million relating to the Company's October 27, 1995 merger with First Financial Management Corporation. The pro forma ratio of earnings to fixed charges without this charge would have been 6.00x.

                        DESCRIPTION OF DEBT SECURITIES

  The Senior Securities are to be issued under an indenture dated as of March 26, 1993, as supplemented from time to time (the "Senior Indenture"), between the Company and Norwest Bank Minnesota, National Association, as Trustee, and the Subordinated Securities are to be issued under an indenture dated as of April 1, 1996, as supplemented from time to time (the "Subordinated Indenture"), between the Company and The Bank of New York, as Trustee. The term "Trustee" as used herein shall refer to either Norwest Bank Minnesota, National Association or The Bank of New York, as appropriate, for Senior Securities or Subordinated Securities. The Senior Indenture and the Subordinated Indenture (being referred to herein collectively as the "Indentures" and individually as an "Indenture") are filed as exhibits to the Registration Statement. The Indentures are subject to and governed by the Trust Indenture Act of 1939, as amended. The statements made under this heading relating to the Debt Securities and the Indentures are summaries of the provisions thereof, and are subject to, and are qualified in their entirety by reference to the Indentures, including the definitions of certain terms therein. Certain capitalized terms used below but not defined herein have the meanings ascribed to them in the Indentures. Unless otherwise noted, section references below are to both Indentures.

GENERAL

  The Debt Securities will be unsecured obligations of the Company. The indebtedness represented by the Senior Securities will rank on a parity with the Company's other unsecured and unsubordinated indebtedness. The indebtedness represented by the Subordinated Securities will be subordinated in right of payment to the prior payment in full of the Senior Indebtedness of the Company as described under "Subordination" below. The Debt Securities may be issued in one or more series. The particular terms of the Debt Securities being offered (the "Offered Debt Securities"), any modifications of or additions to the general terms of the Debt Securities and any applicable Federal income tax considerations that may be applicable in the case of the Offered Debt Securities will be described in the Prospectus Supplement relating to the Offered Debt Securities. Accordingly, for a description of the terms of the Offered Debt Securities, reference must be made both to the Prospectus Supplement relating thereto and the description of Debt Securities set forth in this Prospectus.

  The Company primarily conducts its operations through its subsidiaries. The rights of the Company and its creditors, including the Holders (as defined below under "Certain Definitions") of the Debt Securities, to participate in the distribution of assets of any subsidiary upon the latter's liquidation or reorganization or otherwise will be subject to the prior claims of the subsidiary's creditors except to the extent that the Company may itself be a creditor with recognized claims against the subsidiary. Accordingly, the Debt Securities will be effectively subordinated to existing and future liabilities of the Company's subsidiaries.

  Reference is made to the Prospectus Supplement for the terms of any series of Debt Securities being offered, including: (1) the title of such Debt Securities and whether they are Senior Securities or Subordinated Securities;
(2) the aggregate principal amount of such Debt Securities; (3) the percentage of the principal amount at which such Debt Securities will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the Maturity (as defined below under "Certain Definitions") thereof; (4) the date or dates on which or periods during which such Debt Securities may be issued, and the date or dates on which the principal of (and premium, if any, on) such Debt Securities will be payable; (5) the rate or rates at which such Debt Securities will bear interest, if any, or the method by which such rate or rates shall be determined, the date or dates from which such interest, if any, shall accrue, the interest payment dates on which such interest will be payable and, in the case of Registered Securities (as defined below under "Certain Definitions"), the regular record dates, if any, for the interest payable on such interest payment dates; (6) the additional offices, if any, where the principal of (and premium, if any) and interest on such Debt Securities shall be payable; (7) the obligation, if any, of the Company to redeem, repay or purchase such Debt Securities pursuant to any sinking fund or analogous provisions or at the option of the Holder and the period or periods within which, or the date or dates on which, the prices at which and the terms and conditions upon which such Debt Securities shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation; (8) the period or periods within which, or the date or dates on which, the price or prices at which, and the terms and conditions upon which such Debt Securities may be redeemed, if any, in whole or in part, at the option of the Company or otherwise; (9) if the coin or currency in which such Debt Securities shall be issuable is U.S. dollars, the denominations of such Debt Securities if other than denominations of $1,000 and any integral multiple thereof; (10) whether such Debt Securities are to be issued as original issue discount securities ("Discount Securities") and the amount of discount at which such Debt Securities may be issued and, if other than the principal amount thereof, the portion of the principal amount of such Debt Securities which shall be payable upon declaration of acceleration of the Maturity thereof upon an Event of Default (as defined below under "Events of Default"); (11) provisions, if any, for the defeasance of such Debt Securities; (12) whether such

Debt Securities are to be issued as Registered Securities or Bearer Securities or both, and, if Bearer Securities are issued, whether any interest coupons appertaining thereto ("Coupons") will be attached thereto; (13) whether provisions for payment of additional amounts or tax redemptions shall apply and, if such provisions shall apply, such provisions; and, if Bearer Securities of such series are to be issued, the applicable procedures and certificates relating to the exchange of temporary Global Securities for definitive Bearer Securities; (14) if other than U.S. dollars, the currency, currencies or currency units (the term "currency" as used herein will include currency units) in which such Debt Securities shall be denominated or in which payment of the principal of (and premium, if any) and interest on such Debt Securities may be made; (15) if the principal of (and premium, if any) or interest on such Debt Securities are to be payable, at the election of the Company or a Holder thereof, in a currency other than that in which such Debt Securities are denominated or payable without such election, the period or periods within which and the terms and conditions upon which, such election may be made; (16) the date as of which such Debt Securities shall be dated;
(17) if the amount of payments of principal of (and premium, if any) or interest on such Debt Securities may be determined with reference to an index, the manner in which such amounts shall be determined; (18) if such Debt Securities are denominated or payable in a foreign currency, any other terms concerning the payment of principal of (and premium, if any) or any interest on such Debt Securities; (19) any addition to, or modification or deletion of, any Events of Default or covenants provided for with respect to such Debt Securities; (20) whether such Debt Securities shall be issued in whole or in part in the form of one or more Global Securities and, in such case, the depositary or any common depositary for such Global Securities; and if such Debt Securities are issuable only as Registered Securities, the manner in which and the circumstances under which Global Securities representing such Debt Securities may be exchanged for Registered Securities in definitive form;
(21) if such Debt Securities are Subordinated Securities, whether they will be convertible into shares of Common Stock and, if so, the terms and conditions, which may be in addition to or in lieu of the provisions contained in the Subordinated Indenture, upon which such Debt Securities will be so convertible; and (22) any other terms not inconsistent with the applicable Indenture. (Section 3.01)

  Each Indenture provides that the aggregate principal amount of Debt Securities that may be issued thereunder is unlimited. The Debt Securities may be issued in one or more series thereunder, in each case as authorized from time to time by the Board of Directors of the Company, or any committee thereof or any duly authorized officers. (Section 3.01)

  In the event that Discount Securities are issued, the Federal income tax consequences and other special considerations applicable to such Discount Securities will be described in the Prospectus Supplement relating thereto.

  The general provisions of the Indentures do not contain any provisions that would limit the ability of the Company to incur indebtedness or that would afford holders of Debt Securities protection in the event of a highly leveraged or similar transaction involving the Company. However, the general provisions of the Senior Indenture do provide that neither the Company nor any Subsidiary (as defined below under "Certain Definitions") may subject certain of its property or assets to any mortgage or other encumbrance unless the Debt Securities issued under the Senior Indenture are secured equally and ratably with or prior to such other indebtedness thereby secured. See "Certain Covenants of Senior Securities" below. Reference is made to the Prospectus Supplement related to the Offered Debt Securities for information with respect to any deletions from, modifications of or additions to the Events of Default or covenants of the Company that are described below, including any addition of covenants or other provisions providing event risk or similar protection.

  All of the Debt Securities of a series need not be issued at the same time, and may vary as to interest rate, maturity and other provisions and unless otherwise provided, a series may be reopened for issuance of additional Debt Securities of such series. (Section 3.01)

DENOMINATIONS, EXCHANGE, REGISTRATION AND TRANSFER

  Unless otherwise specified in the Prospectus Supplement, the Debt Securities of any series shall be issuable only as Registered Securities in denominations of $1,000 and any integral multiple thereof and shall be payable only in U.S. dollars. (Section 3.02) The Indentures also provide that Debt Securities of a series may be issuable in global form. See "Book-Entry Debt Securities." Unless otherwise indicated in the Prospectus Supplement, Bearer Securities will have Coupons attached. (Section 2.01)

  Registered Securities of any series will be exchangeable for other Registered Securities of the same series of like aggregate principal amount and of like Stated Maturity (as defined below under "Certain Definitions") and with like terms and conditions. If so provided in the Prospectus Supplement, at the option of the Holder thereof, to the extent permitted by law, any Bearer Security of any series which by its terms is registrable as to principal and interest may be exchanged for a Registered Security of such series of like aggregate principal amount and of a like Stated Maturity and with like terms and conditions, upon surrender of such Bearer Security at the corporate trust office of the applicable Trustee or at any other office or agency of the Company designated for the purpose of making any such exchanges. Subject to certain exceptions, any Bearer Security issued with Coupons surrendered for exchange must be surrendered with all unmatured Coupons and any matured Coupons in default attached thereto. (Section 3.05)

  Notwithstanding the foregoing, the exchange of Bearer Securities for Registered Securities will be subject to the provisions of United States income tax laws and regulations applicable to Debt Securities in effect at the time of such exchange. (Section 3.05)

  Except as otherwise specified in the Prospectus Supplement, in no event may Registered Securities, including Registered Securities received in exchange for Bearer Securities, be exchanged for Bearer Securities. (Section 3.05)

  Upon surrender for registration of transfer of any Registered Security of any series at the office or agency of the Company maintained for such purpose, the Company shall execute, and the applicable Trustee shall authenticate and deliver, in the name of the designated transferee, one or more new Registered Securities of the same series of like aggregate principal amount of such denominations as are authorized for Registered Securities of such series and of a like Stated Maturity and with like terms and conditions. No service charge will be made for any transfer or exchange of Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Section 3.05)

  The Company shall not be required (i) to register, transfer or exchange Debt Securities of any series during a period beginning at the opening of business 15 days before the day of the transmission of a notice of redemption of Debt Securities of such series selected for redemption and ending at the close of business on the day of such transmission, or (ii) to register, transfer or exchange any Debt Security so selected for redemption in whole or in part, except the unredeemed portion of any Debt Security being redeemed in part. (Section 3.05)

CERTAIN COVENANTS OF SENIOR SECURITIES

  The Senior Indenture contains, among other things, the following covenants:

  Limitation Upon Mortgages and Liens. Neither the Company nor a Subsidiary may create or assume, except in favor of the Company or a Wholly-Owned Subsidiary (as defined below under "Certain Definitions"), any mortgage, pledge, lien or encumbrance upon any Principal Facility (as defined below under "Certain Definitions") or any stock of any Subsidiary or indebtedness of any Subsidiary to the Company or any other Subsidiary without equally and ratably securing the Outstanding Senior Securities. This limitation will not apply to certain permitted encumbrances as described in the Senior Indenture, including (a) purchase money mortgages entered into within specified time limits; (b) liens extending, renewing or refunding any liens permitted by clause (a) of this covenant; (c) liens existing on acquired property; (d) certain tax, materialmen's, mechanics' and judgment liens, certain liens arising by operation of law and certain other similar liens; (e) liens in connection with certain government contracts; (f) certain mortgages, pledges, liens or encumbrances in favor of any state or local government or governmental agency in connection with certain tax-exempt financings; (g) liens to secure the cost of construction or improvement of any property entered into within specified time limits; and (h) mortgages, pledges, liens and encumbrances not otherwise permitted if the sum of the indebtedness thereby secured plus the aggregate sales price of property involved in sale and lease back transactions referred to in clause (a) under "--Limitation Upon Sale and Leaseback Transactions" below does not exceed the greater of $50,000,000 or 10% of Consolidated Stockholders' Equity (as defined below under "Certain Definitions"). (Section 12.07 of the Senior Indenture)

  Limitation Upon Sale and Leaseback Transactions. The Company and any Subsidiary will be prohibited from selling any Principal Facility owned on the date of the Senior Indenture with the intention of taking back a lease thereof, other than a temporary lease (a lease of not more than 36 months) with the intent that the use of the property by the Company or such Subsidiary will be discontinued at or before the expiration of such period, unless (a) the sum of the sale price of property involved in sale and leaseback transactions not otherwise permitted plus all indebtedness secured by mortgages, pledges, liens and encumbrances referred to in clause (g) under "-- Limitation Upon Mortgages and Liens" above does not exceed the greater of $50,000,000 or 10% of Consolidated Stockholders' Equity; or (b) the greater of the net proceeds of such sale or the fair market value of such Principal Facility (which may be conclusively determined by the Board of Directors of the Company) are applied within 120 days to the optional retirement of Outstanding Senior Securities or to the optional retirement of other Funded Debt (as defined below under "Certain Definitions") of the Company ranking on a parity with the Senior Securities. (Section 12.08 of the Senior Indenture)

  In addition, unless otherwise specified in the applicable Prospectus Supplement, the Senior Securities of each series will contain the following covenant:

  Limitation on Indebtedness of Restricted Subsidiaries. No Restricted Subsidiary (as defined below under "Certain Definitions") will create, incur, assume or guarantee any Indebtedness (as defined below under "Certain Definitions") unless immediately thereafter the aggregate amount of all Indebtedness of Restricted Subsidiaries (excluding Indebtedness owed to the Company or a Restricted Subsidiary, including any renewal or replacement thereof) and the discounted present value of all net rentals payable under leases covered by the covenant entitled "Limitation Upon Sale and Leaseback Transactions" (and not expressly excluded therefrom) would not exceed 15% of Consolidated Stockholders' Equity; provided, however, that, solely for purposes of this covenant, Indebtedness shall not include indebtedness incurred in connection with overdraft or similar facilities related to settlement, clearing and related activities by a Restricted Subsidiary in the ordinary course of business consistent with past practice to the extent that such indebtedness remains outstanding for a period not to exceed 72 hours; and provided, further, that any indebtedness of a Person (i) existing at the time such Person becomes a Restricted Subsidiary or is merged with or into the Company or a Restricted Subsidiary or other entity or (ii) assumed by the Company or a Subsidiary in connection with the acquisition of all or a portion of the business of such Person, shall not be deemed to be Indebtedness created, incurred, assumed or guaranteed by a Restricted Subsidiary or otherwise deemed to be Indebtedness of a Restricted Subsidiary for the purposes of this covenant.

EVENTS OF DEFAULT

  Under the Indentures, "Event of Default" with respect to the Debt Securities of any series means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law, pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body): (1) default in the payment of any interest upon any Debt Security or any payment with respect to the Coupons, if any, of such series when it becomes due and payable, and continuance of such default for a period of 30 days; (2) default in the payment of the principal of (and premium, if any, on) any Debt Security of such series at its Maturity; (3) default in the deposit of any sinking fund payment, when and as due by the terms of a Debt Security of such series; (4) default in the performance, or breach of any covenant or warranty in the applicable Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in the applicable Indenture specifically dealt with or which expressly has been included in the applicable Indenture solely for the benefit of Debt Securities of a series other than such series), and continuance of such default or breach for a period of 60 days after there has been given to the Company by the applicable Trustee or to the Company and the applicable

Trustee by the Holders of at least 25% in principal amount of the Outstanding Debt Securities of such series, a written notice specifying such default or breach and requiring it to be remedied; (5) in the case of the Senior Indenture, default (i) in the payment of any scheduled principal of or interest on any Indebtedness of the Company or any Subsidiary of the Company (other than Senior Securities of such series), aggregating more than $10,000,000 in principal amount, when due after giving effect to any applicable grace period or (ii) in the performance of any other term or provision of any Indebtedness of the Company or any Subsidiary of the Company (other than Senior Securities of such series) in excess of $10,000,000 principal amount that results in such Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and such acceleration shall not have been rescinded or annulled, or such Indebtedness shall not have been discharged, within a period of 15 days after there has been given to the Company by the applicable Trustee or to the Company and the applicable Trustee by the Holders of at least 25% in principal amount of the Outstanding Senior Securities of such series, a written notice specifying such default or defaults; (6) in the case of the Subordinated Indenture, default (i) in the payment of any scheduled principal of or interest on any Indebtedness of the Company or any Subsidiary of the Company (other than Subordinated Securities of such series), aggregating more than $10,000,000 in principal amount at the final stated maturity thereof, or (ii) in the performance of any term or provision of any Indebtedness of the Company or any Subsidiary of the Company (other than Subordinated Securities of such series) in excess of $10,000,000 principal amount, including, without limitation, the payment of any principal of or interest on such Indebtedness when due after giving effect to any applicable grace period, that results in such Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and such acceleration shall not have been rescinded or annulled, or such Indebtedness shall not have been discharged, within a period of 15 days after there has been given to the Company by the applicable Trustee or to the Company and the applicable Trustee by the Holders of at least 25% in principal amount of the Outstanding Subordinated Securities of such series, a written notice specifying such default or defaults; (7) in the case of the Senior Indenture, the entry against the Company or any Subsidiary of the Company of one or more judgments, decrees or orders by a court from which no appeal may be or is taken for the payment of money, either individually or in the aggregate, in excess of $10,000,000, and the continuance of such judgment, decree or order unsatisfied and in effect for any period of 45 consecutive days after the amount thereof is due without a stay of execution; (8) certain events of bankruptcy, insolvency or reorganization with respect to the Company; or (9) any other Event of Default provided with respect to Debt Securities of that series pursuant to the applicable Indenture. (Section 5.01)

  Each Indenture requires the Company to file with the applicable Trustee, annually, an officer's certificate as to the Company's compliance with all conditions and covenants under the applicable Indenture. (Section 12.02) Each Indenture provides that the applicable Trustee may withhold notice to the Holders of a series of Debt Securities of any default (except payment defaults on such Debt Securities) if it considers such withholding to be in the interest of the Holders of such series of Debt Securities to do so. (Section 6.02)

  If an Event of Default with respect to Debt Securities of any series at the time Outstanding occurs and is continuing, then in every case the applicable Trustee or the Holders of not less than 25% in principal amount of the Outstanding Debt Securities of such series may declare the principal amount (or, if any Debt Securities of such series are Discount Securities, such portion of the principal amount of such Discount Securities as may be specified in the terms of such Discount Securities) of all the Debt Securities of such series to be due and payable immediately, by a notice in writing to the Company (and to the applicable Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) shall become immediately due and payable. Upon payment of such amount in the currency in which such Debt Securities are denominated (except as otherwise provided in the applicable Indenture or the Prospectus Supplement), all obligations of the Company in respect of the payment of principal of the Debt Securities of such series shall terminate. (Section 5.02)

  Subject to the provisions of each Indenture relating to the duties of the applicable Trustee, in case an Event of Default with respect to Debt Securities of a particular series shall occur and be continuing, the applicable Trustee shall be under no obligation to exercise any of its rights or powers under such Indenture at the request, order or direction of any of the Holders of Debt Securities of that series, unless such Holders shall have offered to the applicable Trustee reasonable indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request. (Section 6.03) Subject to such provisions for the indemnification of the applicable Trustee, the Holders of a majority in principal amount of the Outstanding Debt Securities of such series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable Trustee under such Indenture, or exercising any trust or power conferred on the applicable Trustee with respect to the Debt Securities of that series. (Section 5.12)

  At any time after such a declaration of acceleration with respect to Debt Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the applicable Trustee as provided in the Indentures, the Holders of a majority in principal amount of the Outstanding Debt Securities of such series, by written notice to the Company and the applicable Trustee, may rescind and annul such declaration and its consequences if (1) the Company has paid or deposited with the applicable Trustee a sum in the currency in which such Debt Securities are denominated (except as otherwise provided in the applicable Indenture or the Prospectus Supplement) sufficient to pay (A) all overdue installments of interest on all Debt Securities or all overdue payments with respect to any Coupons of such series; (B) the principal of (and premium, if any, on) any Debt Securities of such series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Debt Securities; (C) to the extent that payment of such interest is lawful, interest upon overdue installments of interest on each Debt Security of such series or upon overdue payments on any Coupons of such series at a rate established for such series; and (D) all sums paid or advanced by the applicable Trustee and the reasonable compensation, expenses, disbursements and advances of the applicable Trustee, its agents and counsel; and (2) all Events of Default with respect to Debt Securities of such series, other than the nonpayment of the principal of Debt Securities of such series which have become due solely by such declaration of acceleration, have been cured or waived as provided in the Indentures. No such rescission and waiver will affect any subsequent default or impair any right consequent thereon. (Section 5.02)

MERGER OR CONSOLIDATION

  Each Indenture provides that the Company may not consolidate with or merge into any other corporation or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless (1) the corporation formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety (the "successor corporation") is a corporation organized and existing under the laws of the United States or any State or the District of Columbia and expressly assumes by a supplemental indenture the due and punctual payment of the principal of (and premium, if any) and interest on all the Debt Securities and the performance of every covenant of the Indentures on the part of the Company to be performed or observed; (2) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing; (3) in the case of the Senior Indenture, if, as a result of any such consolidation or merger or such conveyance, transfer or lease, properties or assets of the Company would become subject to a mortgage, pledge, lien, security interest or other encumbrance which would not otherwise be permitted by the Senior Indenture without making effective provision whereby the Outstanding Senior Securities and any other indebtedness of the Company then entitled thereto will be equally and ratably secured with any and all indebtedness and obligations secured thereby, the Company or such successor corporation or Person, as the case may be, will take such steps as will be necessary effectively to secure all Senior Securities equally and ratably with (or prior to) all indebtedness secured thereby; and (4) the Company has delivered to the applicable Trustee an officers' certificate and an opinion of counsel each stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indenture comply with the applicable Indenture provisions and that all conditions precedent therein provided for relating to such transaction have been complied with. (Section 10.01)

MODIFICATION OR WAIVER

  Without the consent of any Holders, the Company and the applicable Trustee, at any time and from time to time, may modify the applicable Indenture for any of the following purposes: (1) to evidence the succession of another corporation to the Company and the assumption by such successor of the covenants of the Company in the Indentures and in the Debt Securities; (2) to add to the covenants of the Company, for the benefit of the Holders of all or any series of Debt Securities and the Coupons, if any, appertaining thereto (and if such covenants are to be for the benefit of less than all series, stating that such covenants are expressly being included solely for the benefit of such series), or to surrender any right or power conferred in the Indentures upon the Company; (3) to add any additional Events of Default (and if such Events of Default are to be applicable to less than all series, stating that such Events of Default are expressly being included solely to be applicable to such series); (4) to add or change any of the provisions of the applicable Indenture to such extent as shall be necessary to permit or facilitate the issuance of Debt Securities of any series in bearer form, registrable or not registrable, and with or without Coupons, to permit Bearer Securities to be issued in exchange for Registered Securities, to permit Bearer Securities to be issued in exchange for Bearer Securities of other authorized denominations or to permit the issuance of Debt Securities of any series in uncertificated form, provided that any such action shall not adversely affect the interests of the Holders of Debt Securities of any series or any related Coupons in any material respect; (5) to change or eliminate any of the provisions of the applicable Indenture, provided that any such change or elimination will become effective only when there is no Outstanding Debt Security or Coupon of any series created prior to such modification which is entitled to the benefit of such provision and as to which such modification would apply; (6) to secure the Debt Securities; (7) to supplement any of the provisions of the applicable Indenture to such extent as is necessary to permit or facilitate the defeasance and discharge of any series of Debt Securities, provided that any such action shall not adversely affect the interests of the Holders of Debt Securities of such series or any other series of Debt Securities or any related Coupons in any material respect; (8) to establish the form or terms of Debt Securities and Coupons, if any, of any series as permitted by the applicable Indenture; (9) to evidence and provide for the acceptance of appointment thereunder by a successor Trustee with respect to one or more series of Debt Securities and to add to or change any of the provisions of the Indentures as is necessary to provide for or facilitate the administration of the trusts thereunder by more than one Trustee; or (10) to cure any ambiguity, to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein, or to make any other provisions with respect to matters or questions arising under the applicable Indenture which will not be inconsistent with any provision of the applicable Indenture; provided such other provisions shall not adversely affect the interests of the Holders of Outstanding Debt Securities or Coupons, if any, of any series created prior to such modification in any material respect. (Section 11.01)

  With the consent of the Holders of not less than a majority in principal amount of the Outstanding Debt Securities of each series affected by such modification voting separately, the Company and the applicable Trustee may modify the applicable Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the applicable Indenture or of modifying in any manner the rights of the Holders under the applicable Indenture of such Debt Securities; provided, however, that no such modification may, without the consent of the Holder of each Outstanding Debt Security of each such series affected thereby, (1) change the Stated Maturity of the principal of, or any installment of interest on, any Debt Security, or reduce the principal amount thereof or the interest thereon or any premium payable upon redemption thereof, or change the Stated Maturity of or reduce the amount of any payment to be made with respect to any Coupon, or change the currency or currencies in which the principal of (and premium, if any) or interest on such Debt Security is denominated or payable, or reduce the amount of the principal of a Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof, or adversely affect the right of repayment or repurchase, if any, at the option of the Holder, or reduce the amount of, or postpone the date fixed for, any payment under any sinking fund or analogous provisions for any Debt Security, or impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or limit the obligation of the Company to maintain a paying agency outside the United States for payments on Bearer Securities, or adversely affect the right to convert any Subordinated

Security into shares of Common Stock as may be set forth in the Prospectus Supplement; (2) reduce the percentage in principal amount of the Outstanding Debt Securities of any series, the consent of whose Holders is required for any supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with certain provisions of the Indentures or certain defaults thereunder and their consequences provided for in the Indentures; (3) modify any of the provisions of the applicable Indenture relating to modifications and waivers of defaults and covenants, except to increase any such percentage or to provide that certain other provisions of the applicable Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Debt Security of each series affected thereby; or (4) in the case of the Subordinated Indenture, modify any of the provisions relating to the subordination of the Subordinated Securities in a manner adverse to the Holders thereof. (Section 11.02)

  A modification which changes or eliminates any covenant or other provision of the applicable Indenture with respect to one or more particular series of Debt Securities and Coupons, if any, or which modifies the rights of the Holders of Debt Securities and Coupons of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the applicable Indenture of the Holders of Debt Securities and Coupons, if any, of any other series. (Section 11.02)

  In the case of the Subordinated Indenture, no modification may adversely affect the rights of any holder of Senior Indebtedness under the subordination provisions of the Subordinated Indenture without the consent of such holder. (Section 11.08 of the Subordinated Indenture)

  The Holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series may on behalf of the Holders of all the Debt Securities of any such series waive any past default under the applicable Indenture with respect to such series and its consequences, except a default (1) in the payment of the principal of (or premium, if any) or interest on any Debt Security of such series, or in the payment of any sinking fund installment or analogous obligation with respect to the Debt Securities of such series; or (2) in respect of a covenant or provision hereof which pursuant to the second paragraph under "Modification or Waiver" cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security of such series affected. Upon any such waiver, such default will cease to exist, and any Event of Default arising therefrom will be deemed to have been cured, for every purpose of the Debt Securities of such series under the applicable Indenture, but no such waiver will extend to any subsequent or other default or impair any right consequent thereon. (Section 5.13)

  The Company may omit in any particular instance to comply with certain covenants in the Indentures (including, if so specified in the Prospectus Supplement, any covenant not set forth in the Indentures but specified in the Prospectus Supplement to be applicable to the Debt Securities of any series, except as otherwise provided in the Prospectus Supplement, and in the case of the Senior Indenture, the covenants relating to the limitation upon mortgages and liens, the limitation upon sale and leaseback transactions and the limitation on indebtedness of Restricted Subsidiaries) with respect to the Debt Securities of any series if before the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Debt Securities of such series either waive such compliance in such instance or generally waive compliance with such provisions, but no such waiver may extend to or affect any term, provision or condition except to the extent expressly so waived, and, until such waiver becomes effective, the obligations of the Company and the duties of the applicable Trustee in respect of any such provision will remain in full force and effect. (Section 12.09)

SUBORDINATION

  Upon any distribution of assets of the Company upon the dissolution, winding up, liquidation or reorganization of the Company, the payment of the principal of (and premium, if any) and interest on the Subordinated Securities will be subordinated to the extent provided in the Subordinated Indenture in right of payment to the prior payment in full of all Senior Indebtedness (as defined below under "Certain Definitions"), including Senior Securities (Sections
16.01 and 16.02 of the Subordinated Indenture), but the obligation of the Company to make payment of principal (and premium, if any) or interest on the Subordinated Securities will not otherwise be affected. (Section 16.02 of the Subordinated Indenture) No payment on account of principal (or premium, if any), sinking fund or interest may be made on the Subordinated Securities at any time when there is a default in the payment of principal, premium, if any, sinking fund or interest on Senior Indebtedness. (Section 16.03 of the Subordinated Indenture) In the event that, notwithstanding the foregoing, any payment by the Company described in the foregoing sentence is received by the Trustee under the Subordinated Indenture or the Holders of any of the Subordinated Securities before all Senior Indebtedness is paid in full, such payment or distribution shall be paid over to the holders of such Senior Indebtedness or on their behalf for application to the payment of all such Senior Indebtedness remaining unpaid until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness. Subject to payment in full of Senior Indebtedness, the Holders of the Subordinated Securities will be subrogated to the rights of the holders of the Senior Indebtedness to the extent of payments made to the holders of such Senior Indebtedness out of the distributive share of the Subordinated Securities. (Section 16.02 of the Subordinated Indenture)

  By reason of such subordination, in the event of a distribution of assets upon insolvency, certain general creditors of the Company may recover more, ratably, than Holders of the Subordinated Securities. The Subordinated Indenture provides that the subordination provisions thereof shall not apply to money and securities held in trusts pursuant to the satisfaction and discharge and the legal defeasance provisions of the Subordinated Indenture. (Sections 4.02 and 15.02 of the Subordinated Indenture)

  If this Prospectus is being delivered in connection with the offering of a series of Subordinated Securities, the accompanying Prospectus Supplement or the information incorporated by reference will set forth the approximate amount of Senior Indebtedness outstanding as of a recent date.

DISCHARGE, LEGAL DEFEASANCE AND COVENANT DEFEASANCE

  The applicable Indenture with respect to the Debt Securities of any series may be discharged, subject to certain terms and conditions, when (1) either
(A) all Debt Securities and the Coupons, if any, of such series have been delivered to the applicable Trustee for cancellation, or (B) all Debt Securities and the Coupons, if any, of such series not theretofore delivered to the applicable Trustee for cancellation (i) have become due and payable,
(ii) will become due and payable at their Stated Maturity within one year, or
(iii) are to be called for redemption within one year under arrangements satisfactory to the applicable Trustee for the giving of notice by the applicable Trustee, and the Company, in the case of (i), (ii) or (iii) of subclause (B), has irrevocably deposited or caused to be deposited with the applicable Trustee as trust funds in trust for such purpose an amount in the currency in which such Debt Securities are denominated sufficient to pay and discharge the entire indebtedness on such Debt Securities for principal (and premium, if any) and interest to the date of such deposit (in the case of Debt Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be; provided, however, in the event a petition for relief under any applicable Federal or state bankruptcy, insolvency or other similar law is filed with respect to the Company within 91 days after the deposit and the applicable Trustee is required to return the deposited money to the Company, the obligations of the Company under the applicable Indenture with respect to such Debt Securities will not be deemed terminated or discharged; (2) the Company has paid or caused to be paid all other sums payable under the applicable Indenture by the Company; (3) the Company has delivered to the applicable Trustee an officers' certificate and an opinion of counsel each stating that all conditions precedent therein provided relating to the satisfaction and discharge of the applicable Indenture with respect to such series have been complied with; and (4) the Company has delivered to the applicable Trustee an opinion of counsel or a ruling of the Internal Revenue Service to the effect that Holders of the Debt Securities of the series will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and discharge. (Section 4.01)

  If provision is made for the defeasance of Debt Securities of a series, and if the Debt Securities of such series are Registered Securities and denominated and payable only in U.S. dollars, then the provisions of each Indenture relating to defeasance shall be applicable except as otherwise specified in the Prospectus Supplement for Debt Securities of such series. Defeasance provisions, if any, for Debt Securities denominated in a foreign currency or currencies or for Bearer Securities may be specified in the Prospectus Supplement. (Section 15.01)

  At the Company's option, either (a) the Company shall be deemed to have been Discharged (as defined below under "Certain Definitions") from its obligations with respect to Debt Securities of any series ("legal defeasance option") or
(b) the Company shall cease to be under any obligation to comply with certain provisions of the Indentures relating to mergers and consolidations of the Company, and in the case of the Senior Indenture, the provisions relating to limitations upon mortgages and liens, limitations upon sale and leaseback transactions and the limitation on indebtedness of Restricted Subsidiaries, with respect to Debt Securities of any series (and, if so specified, any other obligation of the Company or restrictive covenant added for the benefit of such series) ("covenant defeasance option") at any time after the applicable conditions set forth below have been satisfied: (1) the Company shall have deposited or caused to be deposited irrevocably with the applicable Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Debt Securities of such series
(i) money in an amount, or (ii) U.S. Government Obligations (as defined below under "Certain Definitions") which through the payment of interest and principal in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or
(iii) a combination of (i) and (ii), sufficient, in the opinion (with respect to (i) and (ii)) of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the applicable Trustee, to pay and discharge each installment of principal (including any mandatory sinking fund payments) of and premium, if any, and interest on, the Outstanding Debt Securities of such series on the dates such installments of interest or principal and premium are due; (2) such deposit shall not cause the applicable Trustee with respect to the Debt Securities of that series to have a conflicting interest with respect to the Debt Securities of any series; (3) such deposit will not result in a breach or violation of, or constitute a default under, the applicable Indenture or any other agreement or instrument to which the Company is a party or by which it is bound; (4) if the Debt Securities of such series are then listed on any national securities exchange, the Company shall have delivered to the applicable Trustee an opinion of counsel or a letter or other document from such exchange to the effect that the Company's exercise of its legal defeasance option or the covenant defeasance option, as the case may be, would not cause such Debt Securities to be delisted; (5) no Event of Default or event (including such deposit) which, with notice or lapse of time or both, would become an Event of Default with respect to the Debt Securities of such series shall have occurred and be continuing on the date of such deposit and, with respect to the legal defeasance option only, no Event of Default under the provisions of the Indentures relating to certain events of bankruptcy or insolvency or event which with the giving of notice or lapse of time, or both, would become an Event of Default under such bankruptcy or insolvency provisions shall have occurred and be continuing on the 91st day after such date; and (6) the Company shall have delivered to the applicable Trustee an opinion of counsel or a ruling of the Internal Revenue Service to the effect that the Holders of the Debt Securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit, defeasance or Discharge. Notwithstanding the foregoing, if the Company exercises its covenant defeasance option and an Event of Default under the provisions of the Indentures relating to certain events of bankruptcy or insolvency or event which with the giving of notice or lapse of time, or both, would become an Event of Default under such bankruptcy or insolvency provisions shall have occurred and be continuing on the 91st day after the date of such deposit, the obligations of the Company referred to under the definition of covenant defeasance option with respect to such Debt Securities shall be reinstated. (Section 15.02)

PAYMENT AND PAYING AGENTS

  If Debt Securities of a series are issuable only as Registered Securities, the Company will maintain in each Place of Payment for such Debt Securities an office or agency where such Debt Securities may be presented or surrendered for payment, where such Debt Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of such Debt Securities and the applicable Indenture may be served. If Debt Securities of a series are issuable as Bearer Securities, the Company will maintain (A) in the Borough of Manhattan, The City and State of New York, or, in the case of the Senior Indenture, in Minneapolis, Minnesota, an office or agency where any Registered Securities of such series may be presented or surrendered for payment, where any Registered Securities of such series may be surrendered for registration of transfer, where Debt Securities of such series may be surrendered for exchange, where notices and demands to or upon the Company in respect of such Debt Securities and the applicable Indenture may be served and where Bearer Securities of such series and related Coupons may be presented or surrendered for payment in the circumstances described in the following paragraph (and not otherwise), (B) subject to any laws or regulations applicable thereto, in a Place of Payment for such series which is located outside the United States, an office or agency where such Debt Securities and related Coupons may be presented and surrendered for payment (including payment of any additional amounts payable on such Debt Securities, if so provided in such series); provided, however, that if such Debt Securities are listed on The Stock Exchange of the United Kingdom and the Republic of Ireland, the Luxembourg Stock Exchange or any other stock exchange located outside the United States and such stock exchange shall so require, the Company will maintain a Paying Agent for such Debt Securities in London, Luxembourg or any other required city located outside the United States, as the case may be, so long as such Debt Securities are listed on such exchange, and (C) subject to any laws or regulations applicable thereto, in a Place of Payment for such Debt Securities located outside the United States an office or agency where any Registered Securities of such series may be surrendered for registration of transfer, where such Debt Securities may be surrendered for exchange and where notices and demands to or upon the Company in respect of such Debt Securities and the applicable Indenture may be served. The Company will give prompt written notice to the applicable Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the applicable Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the corporate trust office of the applicable Trustee (in the case of Registered Securities) and at the principal London office of the applicable Trustee (in the case of Bearer Securities), and the Company has appointed the applicable Trustee as its agent to receive all presentations, surrenders, notices and demands. (Section 12.03)

  No payment of principal, premium or interest on Bearer Securities shall be made at any office or agency of the Company in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States; provided, however, that, if the Debt Securities of a series are denominated and payable in U.S. dollars, payment of principal of and any premium and interest on such Debt Securities, if so provided in the Prospectus Supplement shall be made at the office of the Company's Paying Agent in the Borough of Manhattan, the City and State of New York, or, in the case of the Senior Indenture, in Minneapolis, Minnesota, if (but only if) payment in U.S. dollars of the full amount of such principal, premium, interest or additional amounts, as the case may be, at all offices or agencies outside the United States maintained for the purpose by the Company in accordance with the applicable Indenture is illegal or effectively precluded by exchange controls or other similar restrictions. (Section 12.03)

BOOK-ENTRY DEBT SECURITIES

  The Debt Securities of a series may be issued in whole or in part in global form that will be deposited with, or on behalf of, a depositary identified in the Prospectus Supplement. Global securities may be issued in either registered or bearer form and in either temporary or permanent form (each a "Global Security"). Payments of principal of (premium, if any) and interest on Debt Securities represented by a Global Security will be made by the Company to the applicable Trustee and then by such Trustee to the depositary.

  The Company anticipates that any Global Securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York ("DTC"), that such Global Securities will be registered in the name of DTC's nominee, and that the following provisions will apply to the depositary arrangements with respect to any such Global Securities. Additional or differing terms of the depositary arrangements will be described in the Prospectus Supplement relating to a particular series of Debt Securities issued in the form of Global Securities.

  So long as DTC or its nominee is the registered owner of a Global Security, DTC or its nominee, as the case may be, will be considered the sole Holder of the Debt Securities represented by such Global Security for all purposes under the applicable Indenture. Except as provided below, owners of beneficial interests in a Global Security will not be entitled to have Debt Securities represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities in certificated form and will not be considered the owners or Holders thereof under the applicable Indenture. The laws of some states require that certain purchasers of securities take physical delivery of such securities in certificated form; accordingly, such laws may limit the transferability of beneficial interests in a Global Security.

  If DTC is at any time unwilling or unable to continue as depositary, or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary is not appointed by the Company within 90 days, the Company will issue individual Debt Securities in certificated form in exchange for the Global Securities. In addition, the Company may at any time, and in its sole discretion, determine not to have any Debt Securities represented by one or more Global Securities and, in such event, will issue individual Debt Securities in certificated form in exchange for the relevant Global Securities. If Registered Securities of any series shall have been issued in the form of one or more Global Securities and if an Event of Default with respect to the Debt Securities of such series shall have occurred and be continuing, the Company will issue individual Debt Securities in certificated form in exchange for the relevant Global Securities.

  The following is based on information furnished by DTC:

  DTC will act as securities depositary for Debt Securities represented by one or more Global Securities. The Debt Securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC's partnership nominee). One fully-registered Global Security will be issued for each issue of the Debt Securities, each in an aggregate principal amount of such issue, and will be deposited with DTC. If, however, the aggregate principal amount of any issue exceeds the maximum principal amount (if any) permitted by DTC, one Global Security will be issued with respect to such maximum principal amount and an additional Global Security will be issued with respect to any remaining principal amount of such issue.

  DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants ("Direct Participants") include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to DTC's system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

  Purchases of Debt Securities represented by one or more Global Securities under DTC's system must be made by or through Direct Participants, which will receive a credit for the Global Securities on DTC's records. The ownership interest of each beneficial owner of each Global Security ("Beneficial Owner") is in turn recorded on the Direct and Indirect Participants' records. A Beneficial Owner will not receive written confirmation from DTC of its purchase, but such Beneficial Owner is expected to receive a written confirmation providing details of such transaction, as well as periodic statements of its holdings, from the Direct or Indirect Participant through which such Beneficial Owner entered into such transaction. Transfers of ownership interests in Global Securities are to be accomplished by entries made on the books of Participants acting on behalf of the Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Global Securities, except in the event that use of the book-entry system for one or more Global Securities is discontinued.

  To facilitate subsequent transfers, all Global Securities deposited by Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of Global Securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Debt Securities; DTC records reflect only the identity of the Direct Participants to whose accounts Global Securities are credited, which may or may not be the Beneficial Owners. The Participants remain responsible for keeping account of their holdings on behalf of their customers.

  Delivery of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

  Neither DTC nor Cede & Co. will consent or vote with respect to the Global Securities. Under its usual procedures, DTC will mail (an "Omnibus Proxy") to the issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Debt Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

  Principal and interest payments on the Global Securities will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the payable date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on the payable date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, the Paying Agent or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of the Company or the Paying Agent, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

  A Beneficial Owner shall give notice to elect to have its Global Securities purchased or tendered, through its Participant, to the Paying Agent, and shall effect delivery of such Global Securities by causing the Direct Participant to transfer the Participant's interest in the Global Securities, on DTC's records, to the Paying Agent. The requirement for physical delivery of Global Securities in connection with a demand for purchase or a mandatory purchase will be deemed satisfied when the ownership rights in the Global Securities are transferred by Direct Participants on DTC's records.

  DTC may discontinue providing its services as securities depositary with respect to the Debt Securities at any time by giving reasonable notice to the Company or the Agents. Under such circumstances, in the event that a successor securities depositary is not appointed within 90 days, certificates representing Debt Securities will be printed and delivered in exchange for the Debt Securities represented by the Global Securities held by DTC.

  The Company may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary). In that event, certificates representing Debt Securities will be printed and delivered in exchange for the Debt Securities represented by the Global Securities held by DTC.

  The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

  None of the Company, any underwriter or agent, the applicable Trustee, any applicable Paying Agent or the registrar of any Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

CONVERSION RIGHTS

  The terms and conditions, if any, on which Subordinated Securities being offered are convertible into Common Stock will be set forth in the Prospectus Supplement relating thereto. Such terms will include the conversion price, the conversion period, provisions as to whether conversion will be at the option of the Holder or the Company, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such Subordinated Securities.

THE TRUSTEES UNDER THE INDENTURES

  Norwest Bank Minnesota, National Association and The Bank of New York are two of a number of banks with which the Company maintains ordinary banking relationships and from which the Company has obtained credit facilities and lines of credit.

CERTAIN DEFINITIONS

  Set forth below is a summary of certain defined terms as used in the applicable Indenture. Reference is made to the applicable Indenture for the full definition of all such terms.

  "Consolidated Stockholders' Equity," at any time, means the total stockholders' equity of the Company and its consolidated subsidiaries, determined on a consolidated basis in accordance with generally accepted accounting principles, as of the end of the most recently completed fiscal quarter of the Company for which financial information is then available. (Section 1.01 of the Senior Indenture)

  "Bearer Security" means any Debt Security (with or without Coupons), which is payable to bearer and title to which passes by delivery only, but does not include any coupons. (Section 1.01)

  "Discharged" means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by, and obligations under, the Debt Securities of such series and to have satisfied all the obligations under the applicable Indenture relating to the Debt Securities of such series, except (i) the rights of Holders of Debt Securities of such series to receive, from the trust fund described under "Discharge, Legal Defeasance and Covenant Defeasance" above, payment of the principal of (and premium, if any) and interest on such Debt Securities when such payments are due; (ii) the Company's obligations with respect to the Debt Securities of such series under the provisions relating to exchanges, transfers and replacement of Debt Securities, the maintenance of an office or agency of the Company and the defeasance trust fund; and (iii) the rights, powers, trusts, duties and immunities of the applicable Trustee thereunder. (Section 15.02)

  "Funded Debt" means any indebtedness for money borrowed, created, issued, incurred, assumed or guaranteed which would, in accordance with generally accepted accounting practice, be classified as long-term debt, but in any event including all indebtedness for money borrowed, whether secured or unsecured, maturing more than one year or extendible at the option of the obligor to a date more than one year, after the date of determination thereof (excluding any amount thereof included in current liabilities). (Section 1.01 of the Senior Indenture)

  "Holder" means, with respect to a Registered Security, the Person in whose name a Registered Security is registered in the Security Register, and with respect to a Bearer Security or a Coupon, the bearer thereof. (Section 1.01)

  "Indebtedness" means (i) any liability of any Person (a) for borrowed money, or (b) evidenced by a bond, note, debenture or similar instrument (including purchase money obligations but excluding trade payables), or (c) for the payment of money relating to a lease that is required to be classified as a capitalized lease obligation in accordance with generally accepted accounting principles, or (d) preferred or preference stock of a Subsidiary of the Company held by Persons other than the Company or a Subsidiary of the Company;
(ii) any liability of others described in the preceding clause (i) that the Person has guaranteed, that is recourse to such Person or that is otherwise its legal liability; and (iii) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (i) and (ii) above; provided, however, that "Indebtedness" shall not include any liabilities of the kind included opposite the caption "Liabilities relating to TRS financial instruments sold" on the Company's audited consolidated balance sheet. (Section 1.01) These liabilities are currently included opposite the caption "Settlement Obligations" on the Company's consolidated balance sheet.

  "Maturity" when used with respect to any Debt Security means the date on which the principal of a Debt Security or an installment of principal becomes due and payable as provided therein or in the Indenture, whether at the Stated Maturity or by declaration of acceleration, call for redemption, repayment at the option of the Holder or otherwise. (Section 1.01)

  "Outstanding" when used with respect to Debt Securities, means, as of the date of determination, all Debt Securities theretofore authenticated and delivered under the applicable Indenture, except as provided in such Indenture. (Section 1.01)

  "Principal Facility" means the real property, fixtures, machinery and equipment relating to any facility owned by the Company or any Subsidiary, except any facility that, in the opinion of the Board of Directors, is not of material importance to the business conducted by the Company and its Subsidiaries, taken as a whole. (Section 1.01 of the Senior Indenture)

  "Registered Securities" means any Debt Security in the form established pursuant to Section 2.01 of the applicable Indenture which is registered as to principal and Interest in the Security Register. (Section 1.01)

  "Restricted Subsidiary," at any time, means any Subsidiary which has revenues, determined on a consolidated basis (with its Subsidiaries) in accordance with generally accepted accounting principles, equal to or exceeding 10 percent of the Company's consolidated revenues for the most recently completed fiscal year of the Company for which financial information is then available.

  "Senior Indebtedness" means the principal of (and premium, if any) and unpaid interest on (i) Indebtedness of the Company, whether outstanding on the date of the Subordinated Indenture or thereafter created, incurred, assumed or guaranteed, for money borrowed (other than the Indebtedness evidenced by the Subordinated Securities), unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such Indebtedness is not senior or prior in right of payment to the Subordinated Securities or is pari passu or subordinate by its terms in right of payment to the Subordinated Securities, and (ii) renewals, extensions and modifications of any such Indebtedness.

  "Subsidiary" means any corporation of which at least a majority of the outstanding stock having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation, irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency, is at the time, directly or indirectly, owned or controlled by the Company or by one or more Subsidiaries thereof, or by the Company and one or more Subsidiaries. (Section 1.01)

  "U.S. Government Obligations" means securities that are (i) direct obligations of the United States for the payment of which its full faith and credit is pledged, or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, which, in either case under clauses (i) or (ii), are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt. (Section 15.02)

  "Wholly-Owned Subsidiary" means a Subsidiary of which all of the outstanding voting stock (other than directors' qualifying shares) is at the time, directly or indirectly, owned by the Company, or by one or more Wholly-Owned Subsidiaries of the Company or by the Company and one or more Wholly-Owned Subsidiaries. (Section 1.01)

                         DESCRIPTION OF CAPITAL STOCK

  As of the date of this Prospectus, the Company's authorized capital stock consists of 600,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock. As of May 1, 1997, approximately 448,504,727 shares of Common Stock were issued and outstanding. No shares of Preferred Stock are currently outstanding. The following summary description of the capital stock of the Company does not purport to be complete and is qualified in its entirety by reference to the Company's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation"), and to Delaware corporate law. See "Available Information."

COMMON STOCK

  Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of Common Stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefor, subject to any preferential dividend rights of outstanding Preferred Stock and certain dividend limitations contained in the Company's outstanding senior promissory notes. Upon the liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to receive ratably the net assets of the Company available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding Preferred Stock. Holders of Common Stock have no preemptive, subscription, redemption or conversion rights. All outstanding shares of Common Stock are duly authorized, validly issued, fully paid and nonassessable. The rights, preferences and privileges of holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of Preferred Stock which the Company may designate and issue in the future.

PREFERRED STOCK

  Under the Certificate of Incorporation, the Company may issue, in one or more classes or series, up to 10,000,000 shares of its Preferred Stock, with such powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions as shall be designated in resolutions adopted by the Board of Directors or a duly authorized committee thereof. The Preferred Stock will, when issued, be fully paid and nonassessable and holders thereof will have no preemptive rights.

  The specific terms of any Preferred Stock being offered (the "Offered Preferred Stock") will be described in the Prospectus Supplement relating to such Offered Preferred Stock. The following summaries of certain provisions of the Preferred Stock are subject to, and are qualified in their entirety by reference to, the Certificate of Incorporation and the Certificate of Designation relating to the particular class or series of Preferred Stock. Reference is made to the Prospectus Supplement relating to the Offered Preferred Stock offered thereby for specific terms, including:

    (1) The designation of such Preferred Stock.

    (2) The number of shares of such Preferred Stock offered, the liquidation preference per share and the initial offering price of such Preferred Stock.

    (3) The dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to such Preferred Stock.

    (4) The date from which dividends on such Preferred Stock shall accumulate, if applicable.

    (5) The procedures for any auction and remarketing, if any, of such Preferred Stock.

    (6) The provision of a sinking fund, if any, for such Preferred Stock.

    (7) The provision for redemption, if applicable, of such Preferred Stock.

    (8) Any listing of such Preferred Stock on any securities exchange.

    (9) The terms and conditions, if applicable, upon which such Preferred Stock will be convertible into or exchangeable for Common Stock, and whether at the option of the holder thereof or the Company.

    (10) Whether such Preferred Stock will rank senior or junior to or on a parity with any other class or series of Preferred Stock.

    (11) The voting rights, if any, of such Preferred Stock.

    (12) Any other specific terms, preferences, rights, limitations or restrictions of such Preferred Stock.

    (13) discussion of Federal income tax considerations applicable to such Preferred Stock.

  Subject to the Certificate of Incorporation and to any limitations contained in then outstanding Preferred Stock, the Company may issue additional classes or series of Preferred Stock, at any time or from time to time, with such powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, as the Board of Directors or any duly authorized committee thereof shall determine, all without further action of the stockholders, including holders of then outstanding Preferred Stock, of the Company.

CERTAIN PROVISIONS OF THE CERTIFICATE OF INCORPORATION AND BY-LAWS

  Certain provisions of the Certificate of Incorporation and By-laws of the Company summarized below may be deemed to have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by stockholders.

  The Certificate of Incorporation or By-laws provide (i) that there shall be three classes of directors serving staggered terms; (ii) that directors can be removed from office only for cause and only by the affirmative vote of the holders of a majority of the then outstanding shares of common stock entitled to vote generally in an election of directors; (iii) that vacancies on the Board of Directors may be filled only by the remaining directors and not by the stockholders; (iv) that the Board of Directors may adopt, amend or repeal the By-laws of the Company; and (v) for an advance notice procedure for the nomination, other than by or at the direction of the Board of Directors, of candidates for election as directors as well as for other stockholder proposals to be considered at annual meetings of stockholders. In general, notice of intent to nominate a director or raise business at such meetings must be received by the Company not less than 60 nor more than 90 days prior to the anniversary of the previous year's annual meeting, and must contain certain information concerning the person to be nominated or the matters to be brought before the meeting and concerning the stockholder submitting the proposal. The Certificate of Incorporation also provides that any action required or permitted to be taken by the stockholders of the Company may be effected only at an annual or special meeting of stockholders, and stockholder action by written consent in lieu of a meeting is prohibited. The affirmative vote of the holders of more than 80 percent of the voting power of the Voting Stock is required to alter, amend or repeal, or adopt any provision inconsistent with, this provision. In addition, special meetings of stockholders may be called only by the Chairman of the Board, Chairman of the Executive Committee, the President or the Secretary of the Company or any such officer at the request in writing of the Board of Directors.

  The foregoing summary is qualified in its entirety by reference to the provisions of the Certificate of Incorporation and By-laws.

STATUTORY PROVISIONS

  The Company has elected, pursuant to a provision of its Certificate of Incorporation, not to be governed by Section 203 of the Delaware General Corporation Law ("DGCL"). Section 203 of the DGCL prohibits certain transactions between a Delaware corporation and an "interested stockholder," which is defined as a person who, together with any affiliates and/or associates of such person, beneficially owns, directly or indirectly, 15 percent or more of the outstanding voting shares of a Delaware corporation. This provision prohibits certain business combinations (defined broadly to include mergers, consolidations, sales or other dispositions of assets having an aggregate value in excess of 10 percent of the consolidated assets of the corporation, and certain transactions that would increase the interested stockholder's proportionate share ownership in the corporation) between an interested stockholder and a corporation for a period of three years after the date the interested stockholder acquired its stock, unless (i) the business combination is approved by the corporation's board of directors prior to the date the interested stockholder acquired shares; (ii) the interested stockholder acquired at least 85 percent of the voting stock of the corporation in the transaction in which it became an interested stockholder; or (iii) the business combination is approved by a majority of the board of directors and by the affirmative vote of two-thirds of the votes entitled to be cast by disinterested stockholders at an annual or special meeting. A Delaware corporation, pursuant to a provision in its certificate of incorporation or by-laws, may choose not to be governed by
Section 203 of the DGCL in which case such election becomes effective one year after its adoption.

TRANSFER AGENT AND REGISTRAR

  The transfer agent and registrar for the Common Stock is Norwest Bank Minnesota, National Association.

                             PLAN OF DISTRIBUTION

  The Company may sell the Securities in and/or outside the United States: (i) through underwriters or dealers; (ii) directly to a limited number of purchasers or to a single purchaser; or (iii) through agents. The Prospectus Supplement with respect to the Securities being offered (the "Offered Securities") will set forth the terms of the offering of the Offered Securities, including the name or names of any underwriters or agents, the purchase price of the Offered Securities and net proceeds to the Company from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

  If underwriters are used in the sale, the Offered Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more underwriters. The underwriter or underwriters with respect to a particular underwritten offering of Securities, or, if an underwriting syndicate is used, the managing underwriter or underwriters, will be set forth on the cover of the applicable Prospectus Supplement. Unless otherwise set forth in the Prospectus Supplement relating thereto, the obligations of the underwriters to purchase the Offered Securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the Offered Securities if any are purchased.

  If dealers are utilized in the sale of Offered Securities in respect of which this Prospectus is delivered, and if so specified in the applicable Prospectus Supplement, the Company will sell such Offered Securities to the dealers as principals. The dealers may then resell such Offered Securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the applicable Prospectus Supplement.

  The Securities may be sold directly by the Company or through agents designated by the Company from time to time. Any agent involved in the offer or sale of the Offered Securities in respect to which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent will be set forth, in the Prospectus Supplement.

  Underwriters, dealers and agents may be entitled under agreements entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers or agents may be required to make in respect thereof. Underwriters, dealers and agents may be customers of, may engage in transactions with, or perform services for, the Company in the ordinary course of business.

                                 LEGAL MATTERS

  The legality of the Securities offered hereby will be passed upon for the Company by Thomas A. Rossi, Esq., Associate General Counsel of the Company. Mr. Rossi is the beneficial owner of Common Stock of the Company.

                                    EXPERTS

  The consolidated financial statements and schedule of the Company appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1996 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such report of Ernst & Young LLP, as to the year ended December 31, 1994, is based in part on the report of Deloitte & Touche LLP, independent auditors. Such consolidated financial statements and schedule are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein by reference in reliance upon the reports of such auditors pertaining to such financial statements (to the extent covered by consents filed with the Commission) given upon the authority of such firms as experts in accounting and auditing. With respect to the unaudited consolidated interim financial information for the three-month periods ended March 31, 1997 and March 31, 1996, incorporated by reference herein, Ernst & Young LLP have reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report, included in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, and incorporated herein by reference, states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted considering the limited nature of the review procedures applied. The independent auditors are not subject to the liability provisions of Section 11 of the Securities Act of 1933 (the "Act") for their report on the unaudited interim financial information because that report is not a "report" or a "part" of the Registration Statement prepared or certified by the auditors within the meaning of Sections 7 and 11 of the Act.

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 NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRE-
SENTATIONS, OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT (INCLUDING ANY ACCOMPANYING PRICING SUPPLEMENT) OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY AGENT. THIS PROSPECTUS SUPPLEMENT (INCLUDING ANY PRICING SUPPLEMENT) AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT (INCLUDING ANY PRICING SUPPLEMENT) AND THE PROSPEC-TUS NOR ANY SALE MADE HEREUNDER AND THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COM-PANY SINCE THE DATE HEREOF OR THEREOF OR THAT INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SINCE ITS DATE.

                               -----------------

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

Description of Notes.......................................................  S-3
United States Federal Income Tax Consequences.............................. S-21
Supplemental Plan of Distribution.......................................... S-34
Legal Matters.............................................................. S-35
Experts.................................................................... S-35

                                  PROSPECTUS
Available Information......................................................    2
Incorporation of Certain Documents by Reference............................    2
The Company................................................................    3
Use of Proceeds............................................................    3
Ratios of Earnings to Fixed Charges........................................    3
Description of Debt Securities.............................................    3
Description of Capital Stock...............................................   19
Plan of Distribution.......................................................   21
Legal Matters..............................................................   22
Experts....................................................................   22

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                                $1,000,000,000
LOGO

FIRST DATA CORPORATION

                          MEDIUM-TERM NOTES, SERIES D

                               -----------------

                             PROSPECTUS SUPPLEMENT
                                 May 16, 1997

                               -----------------

                                LEHMAN BROTHERS

                             CHASE SECURITIES INC.

                             SALOMON BROTHERS INC

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